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                              ACQUISITION AGREEMENT

                                  BY AND AMONG

                                  VSOURCE INC.

                                       AND

                           NETCEL360 HOLDINGS LIMITED

                                       FOR

                                    ASSETS OF

                           NETCEL360 HOLDINGS LIMITED

                                   DATED AS OF

                                  MAY 24, 2001




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
                                TABLE OF CONTENTS


                                                                            PAGE

ARTICLE  I      DEFINITIONS                                                    1
  SECTION  1.1     Specific  Definitions                                       1
  SECTION  1.2     Other  Terms                                                6
  SECTION  1.3     Other  Definitional  Provisions                             6
ARTICLE  II     CLOSING;  DELIVERY  AND  PAYMENT                               7
  SECTION  2.1     Acquisition  of  Assets                                     7
  SECTION  2.2     Aggregate  Consideration                                    7
  SECTION  2.3     Payment  of  Consideration                                  7
  SECTION  2.4     Company  Assets                                             7
  SECTION  2.5     Closing                                                     8
  SECTION  2.6     Assumption  of  Liabilities                                 8
ARTICLE  III     REPRESENTATIONS  AND  WARRANTIES  OF  THE  COMPANY            8
  SECTION  3.1     Organization and Good Standing, Company Subsidiaries        9
  SECTION  3.2     Shareholders                                               10
  SECTION  3.3     Authority                                                  12
  SECTION  3.4     Consents  and  Approvals                                   12
  SECTION  3.5     No  Violations                                             12
  SECTION  3.6     Financial  Statements                                      14
  SECTION  3.7     Absence  of  Certain  Changes  and  Events                 15
  SECTION  3.8     Litigation;  Orders                                        15
  SECTION  3.9     Taxes                                                      16
  SECTION  3.10    Employee  Benefits                                         17
  SECTION  3.11    Labor  Matters                                             18
  SECTION  3.12    Compliance  with  Laws;  Governmental  Authorizations      19
  SECTION  3.13    Title  to  Properties                                      19
  SECTION  3.14    Contracts,  Leases  and  Agreements;  No  Default          20
  SECTION  3.15    Insurance                                                  23
  SECTION  3.16    Brokers  and  Finders                                      23
  SECTION  3.17    No  Undisclosed  Liabilities                               23
  SECTION  3.18    Accounts  Receivable                                       23
  SECTION  3.19    Employees                                                  24

                                TABLE OF CONTENTS
                                  (continued)


  SECTION  3.20    Intellectual  Property                                     24
  SECTION  3.21    Certain  Payments                                          27
  SECTION  3.22    Company  Assets                                            27
  SECTION  3.23    Customers  and  Suppliers                                  27
  SECTION  3.24    Takeover  Statutes                                         28
  SECTION  3.25    Shares  to  be  Received  by  Company  Shareholders        28
  SECTION  3.26    No  other  Representation  or  Warranty                    28
ARTICLE  IV     REPRESENTATIONS  AND  WARRANTIES  OF  ACQUIROR                28
  SECTION  4.1     Organization and Good Standing; the Acquiror Subsidiaries  28
  SECTION  4.2     Capitalization                                             29
  SECTION  4.3     Corporate  Authority                                       30
  SECTION  4.4     Consents  and  Approval                                    30
  SECTION  4.5     No  Violations                                             30
  SECTION  4.6     SEC  Filings                                               31
  SECTION  4.7     Financial  Statements                                      31
  SECTION  4.8     Absence  of  Certain  Changes  and  Events                 32
  SECTION  4.9     Litigation;  Orders                                        33
  SECTION  4.10    Brokers  and  Finders                                      33
  SECTION  4.11    No  Undisclosed  Liabilities                               33
  SECTION  4.12    Intellectual  Property                                     33
  SECTION  4.13    Certain  Payments                                          35
  SECTION  4.14    Takeover  Statutes                                         35
  SECTION  4.15    No  Other  Representation  or  Warranty                    35
  SECTION  4.16    Certain  Contracts                                         35
ARTICLE  V      COVENANTS                                                     36
  SECTION  5.1     Company  Conduct  of  Business                             36
  SECTION  5.2     Acquiror  Conduct  of  Business                            36
  SECTION  5.3     Access                                                     37
  SECTION  5.4     Required  Approvals                                        38
  SECTION  5.5     Publicity                                                  38
  SECTION  5.6     Confidentiality                                            39

                                TABLE OF CONTENTS
                                  (continued)


  SECTION  5.7     Expenses                                                   40
  SECTION  5.8     Further  Assurances                                        40
  SECTION  5.9     Notification                                               40
  SECTION  5.10    New  Options                                               41
  SECTION  5.11    Intercompany  Liabilities                                  41
  SECTION  5.12    Company  Shareholders  Meeting                             41
  SECTION  5.13    Shareholder  Representation  Letters                       42
  SECTION  5.14    Additional  Representation  Letters                        42
  SECTION  5.15    Nasdaq  Listing  of  Additional  Shares                    42
  SECTION  5.16    Exclusivity                                                42
  SECTION  5.17    Name                                                       43
ARTICLE  VI     CONDITIONS  TO  CLOSING                                       43
  SECTION  6.1     Conditions  to  Obligations  of  the  Acquiror             43
  SECTION  6.2     Conditions  to  Obligations  of  the  Company              45
ARTICLE  VII    TERMINATION                                                   47
  SECTION  7.1     Termination                                                47
  SECTION  7.2     Effect  of  Termination;  Survival                         48
  SECTION  7.3     Indemnification  by  the  Company                          49
  SECTION  7.4     Notice  and  Payment  of  Claims                           50
  SECTION  7.5     Procedure  for  Indemnification  -  Third  Party           51
  SECTION  7.6     Procedure for Indemnification - Third Party, No Recourse
                   against the  Company  Subsidiaries                         52
  SECTION  7.7     Limited  Liability  of  the  Acquiror                      52
  SECTION  7.8     Indemnity  and  Liability  Baskets                         52
  SECTION  7.9     Payment  by  Stock                                         53
ARTICLE  VIII    REGISTRATION  RIGHTS                                         53
  SECTION  8.1     Definitions                                                53
  SECTION  8.2     Registration  Procedures                                   53
  SECTION  8.3     Registration  Expenses                                     54
  SECTION  8.4     Indemnification                                            55
  SECTION  8.5     Lockup  Agreement                                          57

                                TABLE OF CONTENTS
                                  (continued)


  SECTION  8.6     Assignment  of  Registration  Rights                       57
  SECTION  8.7     Reports  Under  Exchange  Act                              57
  SECTION  8.8     Termination                                                58
ARTICLE  IX      MISCELLANEOUS                                                58
  SECTION  9.1     Assignments;  Successors,  No  Third  Party  Rights        58
  SECTION  9.2     Entire  Agreement                                          58
  SECTION  9.3     Waiver;  Amendment  or  Modification                       59
  SECTION  9.4     Notices                                                    59
  SECTION  9.5     GOVERNING  LAW                                             60
  SECTION  9.6     CONSENT  TO  JURISDICTION,  WAIVER  OF  JURY  TRIAL        61
  SECTION  9.7     Actions  of  the  Company  Subsidiaries                    61
  SECTION  9.8     Descriptive  Headings                                      62
  SECTION  9.9     Counterparts                                               62
  SECTION  9.10    Knowledge                                                  62

          ACQUISITION AGREEMENT (the "Agreement"), dated as of May 24, 2001 by and among Vsource Inc., a Delaware corporation (the "Acquiror") and NetCel360 Holdings Limited, a Cayman Islands company (the "Company").

          WHEREAS, the Acquiror is engaged in the business of providing private exchanges and marketplaces (the "Acquiror Business");

          WHEREAS, the Company and the Company Subsidiaries (as defined in Section 3.1(c) hereof) are engaged in the business of providing business process outsourcing and technology services;

          WHEREAS, the Acquiror desires to acquire the Company Assets in consideration of the issuance of shares of the Acquiror's Common Stock, par value $0.01 per share (the "Acquiror Common Stock");

          NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, agreements, undertakings and obligations set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

            SECTION  1.1     Specific Definitions.  As  used  in this Agreement,
                             --------------------
the  following  terms  shall have the meaning set forth or as represented below:

           "Acquiror" shall have the meaning set forth in the preamble of this document.

           "Acquiror  Accountants"  shall  mean  Grant  Thornton  LLC.

           "Acquiror  Advisors"  shall  have  the  meaning  set forth in Section
5.4(a).

           "Acquiror Balance Sheet" means the balance sheet of the Acquiror as of January 31, 2001 included in the Acquiror Form 10-K.

           "Acquiror Business" shall have the meaning set forth in the recitals of this Agreement.

           "Acquiror Common Stock" shall have the meaning set forth in the recitals of this Agreement.

           "Acquiror Domain Names" shall have the meaning set forth in Section 4.12.

"Acquiror Financial Statements" shall have the meaning set forth in Section 4.7(a).

           "Acquiror Form 10-K" means the Acquiror's Annual Report on Form 10-KSB for the fiscal year end January 31, 2001, as filed with the SEC on May 16, 2001.

           "Acquiror  Indemnified  Persons"  shall have the meaning set forth in
Section  7.3.

           "Acquiror Intellectual Property Assets" shall have the meaning set forth in Section 4.12.

           "Acquiror  Marks"  shall  have the meaning set forth in Section 4.12.

           "Acquiror Material Adverse Effect" shall have the meaning set forth in Article IV.

           "Acquiror's Organizational Documents" shall have the meaning set forth in Section 4.1(b).

           "Acquiror Subsidiary" shall have the meaning set forth in Section 4.1(c).

           "Acquiror Trade Secrets" shall have the meaning set forth in Section 4.12.

           "Acquisition"  shall  have  the  meaning  set  forth  in Section 2.1.

           "Actions"  shall  have  the  meaning  set  forth  in  Section 3.8(a).

           "Aggrieved  Party"  shall  have the meaning set forth in Section 7.8.

           "Agreement" shall have the meaning set forth in the preamble of this document.

           "Amended and Restated Bridge Loan Agreement" means the Amended and Restated Bridge Loan Agreement dated May 24, 2001 among NetCel360.com Ltd., NetCel360 Holdings Limited, NetCel360 Sdn Bhd and the Lenders party thereto.

           "Bankruptcy  Exception"  shall  have the meaning set forth in Section
3.3.

           "Bridge Loan Liens" shall mean the security interests granted to the Lenders under the Amended and Restated Bridge Loan Agreement and the related Debenture.

           "Closing"  shall  have  the  meaning  set  forth  in  Section  2.5.

           "Closing  Date"  shall  have  the  meaning  set forth in Section 2.5.

           "Code"  shall  have  the  meaning  set  forth  in  Section  3.9(e).

           "Company" shall have the meaning set forth in the recitals of this Agreement.

           "Company  Accountants"  shall  mean  Ernst  &  Young.

           "Company  Accounts  Receivable"  shall  have the meaning set forth in
Section  3.18(a).

           "Company  Applicable  Contract"  shall  have the meaning set forth in
Section  3.5(c).

           "Company Assets" means all right, title and interest in and to (a) all of the assets, properties, rights and claims owned by the Company, and (b) any other assets, properties, rights and claims used in, relating to or arising from the conduct of the Company Business (including but not limited to the assets described in or referred to in Section 3.22), but excluding the Excluded Assets.

           "Company Balance Sheet" shall have the meaning set forth in Section 3.6(a).

           "Company Bank Accounts" shall have the meaning set forth in Section 3.13(b).

           "Company Benefit Plans" shall have the meaning set forth in Section 3.10(a).

           "Company Business" shall mean the business of providing business process outsourcing and technology services conducted and intended to be conducted by the Company and the Company Subsidiaries as of the date hereof.

           "Company Common Shares" shall have the meaning set forth in the recitals of this Agreement.

           "Company Copyrights" shall have the meaning set forth in Section 3.20(a)(iii).

           "Company Domain Names" shall have the meaning set forth in Section 3.20(a)(v).

           "Company ERISA Plans" shall have the meaning set forth in Section 3. 1 0(b).

           "Company  Financial  Statements"  shall have the meaning set forth in
Section  3.6(a).

           "Company Governmental Authorizations" shall have the meaning set forth in Section 3.12.

           "Company Intellectual Property Assets" shall have the meaning set forth in Section 3.20(a).

           "Company  Interim  Balance Sheet" shall have the meaning set forth in
Section  3.6(a).

           "Company Investments" shall have the meaning set forth in Section 3.1(c).

           "Company Leased Property" shall have the meaning set forth in Section 3.13(a).

           "Company  Marks"  shall  have  the  meaning  set  forth  in  Section
3.20(a)(i).

           "Company Material Adverse Effect" shall have the meaning set forth in
Article  III.

           "Company Non-ERISA Benefit Plans" shall have the meaning set forth in
Section  3.10(d).

           "Company Obligations" shall mean the obligations of the Company set forth on Schedule 2.6 of the Company's Disclosure Schedules.

           "Company Organizational Documents" shall have the meaning set forth in Section 3.1(b).

           "Company Owned Property" shall have the meaning set forth in Section 3.13(a).

           "Company Patents" shall have the meaning set forth in Section 3.20(a)(ii).

           "Company Proxy Statement" shall have the meaning set forth in Section 5.12(a).

           "Company Shareholder" shall have the meaning set forth in Section 3.2(a).

           "Company  Shareholders'  Meeting" shall have the meaning set forth in
Section  5.15(b).

           "Company Subsidiary" shall have the meaning set forth in Section 3.1(c).

           "Company Trade Secrets" shall have the meaning set forth in Section 3.20(a)(iv).

           "Confidentiality  Agreement"  shall  have  the  meaning  set forth in
Section  7.2(a).

           "Contract"  shall  have  the  meaning  set  forth  in Section 3.5(c).

           "Damages"  shall  have  the  meaning  set  forth  in  Section  7.3.

           "ERISA"  shall  have  the  meaning  set  forth  in  Section  3.10(a).

           "Exchange Act" shall mean the United States Securities Exchange Act of 1934, as amended.

           "Excluded  Assets"  means  those  assets  set  forth  on  Exhibit  1.

           "Fair Market Value" shall mean, in respect of any securities listed on a national securities exchange in the United States, the average of the closing price of such securities on such national securities exchange for the ten (10) trading days prior to the date of determination.

           "finally determined" shall have the meaning set forth in Section 7.4(b).

           "Governmental  Authorization"  shall  have  the  meaning set forth in
Section  3.5(g).

           "Governmental  Equity"  shall  have  the meaning set forth in Section
3.4.

           "Indemnified  Party"  shall  have  the  meaning  set forth in Section
7.4(a).

           "Indemnifying Party" shall have the meaning set forth in Section 7.4(a).

           "knowledge"  shall  have  the  meaning  set  forth  in  Section 9.10.

           "Law"  shall  have  the  meaning  set  forth  in  Section  3.1(e).

           "Liability" shall mean any debt, liability, commitment or obligation of any kind, character or nature whatsoever, whether known or unknown, choate or inchoate, secured or unsecured, accrued, fixed, absolute, contingent or otherwise, and whether due or to become due.

           "Liens" shall mean any charges, claims, community property interests, conditions, conditional sale or other title retention agreements, covenants, easements, encumbrances, equitable interests, exceptions, liens, mortgages, options, pledges, reservations, rights of first refusal, building use restrictions, rights of way, security interests, servitudes, statutory liens, variances, warrants, or restrictions of any kind, including any restrictions on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

           "material"  shall  have  the  meanings  set  forth in Article III and
Article  IV,  as  applicable.

           "Order"  shall  have  the  meaning  set  forth  in  Section  3.1(e).

           "Ordinary  Course  of  Business"  shall have the meaning set forth in
Section  3.7.

           "Person" shall mean any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, Governmental Entity, joint venture, estate, trust, association, organization or other entity of any kind or nature.

           "Proprietary  Rights  Agreement"  shall have the meaning set forth in
Section  3.19(b).

           "Related Person" shall mean, with respect to any Person, (a) any Person which, directly or indirectly, controls, is controlled by, or is under common control with, such Person, (b) each Person that serves as a director, officer, partner, executor, or trustee of such Person (or in any other similar capacity), (c) any Person with respect to which such Person serves as a general partner or trustee (or in any other similar capacity), (d) any Person that has direct or indirect beneficial ownership (as defined in Rule 13d-3 of the Exchange Act) of voting securities or other voting interests representing at least 20% of the outstanding voting power or equity securities or other equity interests representing at least 20% of the outstanding equity interests (a
"Material Interest") in such Person and (e) any Person in which such Person holds a Material Interest.

           "Representatives"  shall  have  the meaning set forth in Section 5.3.

           "SEC"  shall  mean  the  United  States  Securities  and  Exchange
Commission.

           "Securities Act" shall mean the United States Securities Act of 1933, as amended.

           "Shares"  shall  have  the  meaning  set  forth  in  Section  2.2.

           "Subsidiary"  shall  have  the  meaning  set forth in Section 3.1(c).

           "Takeover  Statute" shall have the meaning set forth in Section 3.24.

           "Tax" shall mean any foreign, U.S. Federal, state or local income, gross receipts, license, severance, occupation, capital gains, premium, environmental (including taxes under Section 59A of the Code), customs, duties, profits, disability, registration, alternative or add-on minimum, estimated, withholding, payroll, employment, unemployment insurance, social security (or similar), excise, production, sales, use, value-added, occupancy, franchise, real property, personal property, business and occupation, mercantile, windfall profits, capital stock, stamp, transfer, workmen's compensation or other tax, fee or imposition of any kind whatsoever, including any interest, penalties, additions, assessments or deferred liability with respect thereto, and any interest in respect of such penalties, additions, assessments or deferred liability, whether disputed or not.

           "Tax Returns" shall mean any return, report, notice, form, declaration, claim for refund, estimate, election, or information statement or other document relating to any Tax, including any Schedule or attachment thereto, and any amendment thereof.

           "Third  Party  Claim"  shall  have  the  meaning set forth in Section
7.5(a).

           "Transfer",  shall  have  the  meaning  set  forth in Section 3.2(b).

           "U.S.  GAAP"  shall  have  the  meaning  set forth in Section 3.6(b).

           "Vitria  Litigation"  shall  have  the  meaning  set forth in Section
4.9(a).

           "Voting Debt" shall mean bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of the issuer of such bonds, debentures, notes or other obligations.

               SECTION  1.2     Other  Terms.  Other  terms  may  be  defined
                                ------------
elsewhere in the text of this Agreement and, unless otherwise indicated, shall have such meaning throughout this Agreement.

               SECTION  1.3     Other  Definitional  Provisions.
                                -------------------------------

           (a) The words "hereof", "herein", "hereby" and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

           (b) The terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

           (c) The terms "US$", "dollars" and "$" shall mean United States of America dollars.

           (d) Words of inclusion shall not be construed as terms of limitation herein, so that references to "included" matters shall be regarded as non-exclusive, non-characterizing illustrations.


           (e) Whenever reference is made in this Agreement to any Article, Annex, Exhibit, Section or Schedule, such reference shall be deemed to apply to the specified Article or Section of this Agreement or the specified Annex, Exhibit or Schedule to this Agreement.

           (f)     Words  importing  gender  include  both  genders.

                                   ARTICLE II

                          CLOSING; DELIVERY AND PAYMENT

               SECTION  2.1     Acquisition  of  Assets.  Upon  the  terms  and
                                -----------------------
subject to the conditions set forth in this Agreement and on the basis of the representations, warranties, covenants, agreements, undertakings and obligations contained herein, at the Closing, the Company shall transfer, convey and assign to the Acquiror, and the Acquiror shall acquire from the Company, all of the Company Assets, free and clear of any and all Liens (except for the Bridge Loan Liens), for the consideration specified in this Article II (the "Acquisition").

               SECTION  2.2     Aggregate  Consideration.  In  consideration for
                                ------------------------
all of the Company Assets, the Acquiror shall issue and deliver a total of 3,709,729 shares (the "Shares") of the Acquiror Common Stock to the Company in accordance with Sections 2.3 and 2.4 hereof.

               SECTION  2.3     Payment  of  Consideration.  At the Closing, the
                                --------------------------
Acquiror shall issue and deliver to the Company a certificate in the name of the Company representing 2,959,729 Shares. On or prior to the date which is six months from the Closing Date, the Acquiror shall issue and deliver to the Company a certificate in the name of the Company representing 750,000 Shares (such shares are the "Deferred Shares"). If at any time prior to the date which is six months after the Closing Date the Acquiror changes the number of shares of Acquiror Common Stock outstanding, without consideration, as a result of a stock split, reverse stock split, stock dividend, recapitalization or other similar transaction, the number of Deferred Shares to be issued shall be appropriately adjusted.

               SECTION 2.4     Company Assets.  At the Closing the Company shall
                               --------------
deliver all of the documents necessary to transfer full right and title in and to the Company Assets to the Acquiror, including:

           (a) Certificates representing 100% of the outstanding capital in each of the Company Subsidiaries included in the Company Assets, duly endorsed for transfer or together with any necessary duly executed transfer and/or sold notes to the Acquiror with all necessary stamp or other indications of the payment of necessary transfer or stamp taxes duly attached;

           (b) Deeds, bills of sale or other appropriate documentation of transfer, transferring the Company Owned Property included in the Company Assets to the Acquiror;

           (c) Assignments assigning to the Acquiror full right, title and interest in and to the Company's interest in the Company Intellectual Property included in the Company Assets;

           (d) Assignments assigning to the Acquiror all of the Company's interest in and to the Company Leased Property included in the Company Assets;

           (e) Assignment and assumption agreements, assigning to the Acquiror all rights of the Company in and to all Company Contracts included in the Company Assets;

           (f) Waivers waiving all breaches, or granting all necessary consents, for each Company Applicable Contract set forth in Schedule 3.5 of the Company Disclosure Schedule to the extent related to a Company Asset;

           (g) Evidence of the assignment to the Acquiror or the reissuance in the Acquiror's name, or such other name designated by the Acquiror, all Company Governmental Authorizations and any Governmental Authorizations listed in Schedule 3.5 to the Company Disclosure Schedule;

           (h) Evidence of the assignment or transfer of all Company Investments included in the Company Assets to the Acquiror; and

           (i) Assignments assigning to the Acquiror all Company Accounts Receivable included in the Company Assets outstanding on the Closing Date and not receivable solely by a Company Subsidiary.

          SECTION  2.5     Closing.  The  closing  of the sale and purchase (the
                           -------
"Closing" shall take place (i) at the offices of McDermott, Will & Emery at 10:00 a.m. on the first business day on which the last to be fulfilled or waived of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions) shall be satisfied or waived in accordance with this Agreement or (ii) at such other place and time and/or on such other date as the Acquiror and Company may agree in writing (the "Closing Date").

          SECTION  2.6     Assumption  of Liabilities.  Subject to the terms and
                           --------------------------
conditions herein, upon the transfer of the Company Assets, the Acquiror shall assume the Company Obligations. Except for the Company Obligations, the Acquiror shall not assume and shall not be liable or responsible for any of the Company's debts, obligations or liabilities, whether known or unknown, contingent, absolute or otherwise, all of which shall be retained by the Company.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          As used herein, (i) any reference to any event, change or effect being "material" with respect to the Company or any Company Subsidiary means an event, change or effect which is material in relation to the financial condition, properties, business, operations, assets, liabilities or results of operations of the Company and each Company Subsidiary, taken as a whole, and (ii) the term "Company Material Adverse Effect" means, in respect of any effect prior to the

Closing, a material adverse effect on the financial condition, properties, business, operations, assets, liabilities or results of operations of the Company and each Company Subsidiary, taken as a whole, and in respect of any effect subsequent to the Closing, a material adverse effect on the financial condition, properties, business, operations, assets, liabilities or results of operations of the Company Business, taken as whole.

          The Company hereby represents and warrants to the Acquiror as follows:

          SECTION  3.1     Organization and Good Standing, Company Subsidiaries.

           (a) Each of the Company and each Company Subsidiary is duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation, with requisite power and authority to conduct its business as it is now being conducted, to own or use the properties or assets that it purports to own or use, and to perform all of its respective obligations under all Company Applicable Contracts. Each of the Company and the Company Subsidiaries (as defined below) is duly qualified or licensed to do business as a foreign corporation and is in good standing as a foreign corporation in each jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such licensing, qualification or good standing. The Company is not an "investment company" within the meaning of the Investment Company Act of 1940.

           (b) The Company has made available or delivered to the Acquiror a true, complete and correct copy of the Company's and each Company Subsidiary's memorandum of association and articles of association or certificate of incorporation and by laws, as applicable, each as amended to date (collectively, the "Company Organizational Documents"). The Company's
Organizational  Documents  so  delivered  are  in  full  force  and  effect.

           (c) Schedule 3.1(c) of the Company Disclosure Schedule sets forth a true, complete and correct list of the subsidiaries of the Company (hereinafter referred to individually as a "Company Subsidiary" and collectively as the "Company Subsidiaries"). Schedule 3.1(c) of the Company Disclosure Schedule states, with respect to each Company Subsidiary, its jurisdiction of incorporation or organization, authorized capital stock, outstanding and issued shares of such capital stock, the Company's ownership interest and jurisdictions in which it is qualified to do business. Schedule 3.1(c) also sets forth a true, complete and correct list of any other investments of the Company (whether in the form of loans, capital contributions, equity interests or otherwise) in any other Person (collectively, the "Company Investments").

           (d) The Company or a Company Subsidiary is and shall be on the Closing Date the sole record and beneficial owner and holder of all of the issued and outstanding shares of capital stock of each Company Subsidiary, free and clear of all Liens (except for the Bridge Loan Liens). Except as set forth in Schedule 3.1(d) of the Company Disclosure Schedule, there are no shares of capital stock or other securities of any Company Subsidiary (i) reserved for issuance or (ii) subject to preemptive rights and there are no outstanding subscriptions, options, warrants, calls, rights, convertible securities or other agreements or other instruments outstanding or in effect giving any Person the right to acquire any shares of capital stock or other securities of any Company Subsidiary or any commitment of any character relating to the issued or unissued capital stock or other securities of any Company Subsidiary.

           (e) Except as set forth in Schedule 3.1(d) of the Company Disclosure Schedule, no legend or other reference to any purported Lien appears upon any certificate representing the shares of capital stock of any Company Subsidiary. None of the shares of capital stock of any Company Subsidiary was issued in violation of (i) the Securities Act, the securities laws of any state or any other federal, state, local, municipal, foreign, international, multinational, or other constitution, law, rule, requirement, administrative ruling, order, ordinance, principle of common law, code, regulation, statute, treaty or process ("Law") or (ii) any award, decision, injunction, judgment, decree, settlement, order, process, ruling, subpoena or verdict (whether temporary, preliminary or permanent) entered, issued, made or rendered by any court, administrative agency, arbitrator, Governmental Entity or other tribunal of competent jurisdiction ("Order").

           SECTION  3.2     Shareholders.
                            ------------

           (a) Schedule 3.2 of the Company Disclosure Schedule sets forth for all registered holders of the Company's shares, each holder's name (each a "Company Shareholder"), registered address, number of shares of each class held and percentage of total outstanding of each class held. If all of the Acquiror Common Stock were received by the Company as of the date hereof and distributed to all of its registered shareholders as of the date hereof in accordance with their respective fully diluted ownership interests in the Company and without any deductions, no Company Shareholder would receive greater than 1,446,794 shares of Acquiror Common Stock.

           (b) The Company has delivered to the Acquiror duly executed Representation Letters in the form set forth in Exhibit 3.2(b)-1 hereto and duly executed irrevocable proxies in the form set forth in Exhibit 3.2(b)-2 hereto from Phillip Kelly and Dennis Smith.

           (c)     The  Company  represents  and  warrants  that:

                     (i) it is an accredited investor, as defined in the Securities Act of 1933, as amended, and will acquire the Acquiror Common Stock to be acquired by it for its own account, and with no intention of distributing or reselling such securities in any transaction or scheme of transactions;

                     (ii) it acknowledges that the Acquiror Common Stock to be delivered at the Closing have not been registered under the Securities Act or any securities laws of any territory, possession or state thereof or the District of Columbia and that each certificate representing shares of the Acquiror Common Stock issued pursuant to this Agreement or any other securities issued in respect of them upon any stock split, stock dividend, reverse stock split, recapitalization, merger, consolidation or similar event, shall bear the following legend:

     THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR ANY SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THEY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO ANY UNITED STATES PERSON EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION

     STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT. THE COMPANY AND ITS TRANSFER AGENT SHALL NOT PERMIT TRANSFER OR RECORDATION OF TRANSFER OF THE SECURITIES REPRESENTED HEREBY UNLESS THE COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH TRANSFER COMPLIES WITH THE FOREGOING PROVISIONS. UPON TRANSFER OF THE SECURITIES REPRESENTED HEREBY ACCOMPANIED BY AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT THE TRANSFER HAS BEEN PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN A TRANSACTION PURSUANT TO RULE 144 UNDER THE SECURITIES ACT, THE COMPANY AND THE TRANSFER AGENT SHALL PROMPTLY REMOVE THIS LEGEND FROM THE SECURITIES REPRESENTED HEREBY.

                (iii) it acknowledges that it is capable of conducting its own investigation of the Acquiror and can form an independent judgement concerning the Acquiror and the Acquiror Subsidiaries and has conducted such an investigation and formed such an independent judgment.

                (iv) it has such knowledge, sophistication and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Acquiror and can form an independent judgment concerning Acquiror and its subsidiaries. It has received and reviewed copies of the Acquiror Form 10-K, and this Agreement and related agreements. It is familiar with the business and financial condition, properties, operations and prospects of the Acquiror and its subsidiaries and have had, during the course of the transactions contemplated by this Agreement, the opportunity (i) to ask questions of, and receive answers from, the Acquiror concerning the Acquiror and its subsidiaries and (ii) to obtain additional information (to the extent the Acquiror possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to it or to which it has had access.

                (v) It has made such independent investigation of the Acquiror as it deems to be necessary or advisable in connection with the transactions contemplated by this Agreement.

                (vi) that by reason of its, or its management's, business or financial experience, it has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement.

                (vii) it waives all claims, however arising, it may have against any of the Acquiror, its Related Persons, the Acquiror Subsidiaries, the Company Subsidiaries or any of their directors, officers, employees, agent, stockholders, consultants, affiliates, investment bankers, attorneys or representatives, except for any claims against the Acquiror based upon the breach of any representations and warranties or covenants or other agreements contained within this Agreement pursuant to the terms of this Agreement.

                (viii) it will only transfer the Acquiror Common Stock (x) in an "offshore transaction", as defined in Rule 902 under the Securities Act to a person that is not a "U.S. person", as defined in Rule 902 under the Securities Act or (y) to a person that is an "accredited investor" as defined in the Securities Act.

          SECTION  3.3     Authority.  The  Company  has  the  full legal right,
                           ---------
requisite corporate power and authority and has taken all action necessary in order to execute, deliver and perform fully its obligations under this Agreement and to consummate the transactions contemplated herein. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (the "Bankruptcy Exception").

          SECTION  3.4     Consents  and  Approvals.  Except  as  set  forth  in
                           ------------------------
Schedule 3.4 of the Company Disclosure Schedule, no notices, reports or other filings are required to be made by the Company with, nor are any consents, registrations, approvals, declarations, permits, expiration of any applicable waiting periods or authorizations required to be obtained by the Company from, any foreign, federal, state, local, municipal, county or other governmental, quasi-governmental, administrative or regulatory authority, body, agency, court, tribunal, commission or other similar entity (including any branch, department or official thereof) ("Governmental Entity"), in connection with the execution or delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder or the consummation by the Company of the transactions contemplated herein except for any such notices, reports, filings, registrations, approvals, declarations, permits, or authorizations the failure to make or obtain any or all of which is not reasonably likely to prevent, materially burden or materially delay the consummation of the transactions contemplated in this Agreement or materially impair the Acquiror's ability to use, operate and realize the benefits of any Company Asset.

          SECTION 3.5     No Violations.  Assuming the making of the filings set
                          -------------
forth in Schedule 3.4 of the Company Disclosure Schedule and the obtaining of the consents described in Schedule 3.5 of the Company Disclosure Schedule, the execution and delivery of this Agreement by the Company does not, and the performance and consummation by the Company of any of the transactions contemplated herein will not, with respect to each of the Company and each Company Subsidiary, directly or indirectly (with or without the giving of notice or the lapse of time or both):

           (a) contravene, conflict with, or constitute or result in a breach or violation of, or a default under (i) any provision of the Company's Organizational Documents or (ii) any resolution adopted by the Board of Directors (or similar governing body) or the shareholders of the Company or any Company Subsidiary;

           (b) contravene, conflict with, or constitute or result in a breach or violation of, or a default under, or the acceleration of, or the triggering of any payment or other obligations pursuant to, any existing Company Benefit Plan or Company Applicable Contract or any grant or award made under any of the foregoing;

           (c) contravene, conflict with, or constitute or result in a breach or violation of, or a default under, or the cancellation, modification or termination of, or the acceleration of, or the creation of a Lien on any properties or assets owned or used by the Company or any Company Subsidiary pursuant to, any provision of any agreement, license, lease, understanding, contract, loan, note, mortgage, indenture, promise, undertaking or other commitment or obligation (whether written or oral and express or implied) (a "Contract"), under which the Company or any Company Subsidiary is or may become bound or is or may become subject to any obligation or Liability or by which any of their respective assets owned or used are or may become bound (a "Company Applicable Contract"), in each case other than as set forth in Schedule 3.5 of the Company Disclosure Schedule;

           (d) require the Company or any Company Subsidiary to obtain the consent, waiver, authorization or approval of, or give notice to, any Person under any Company Applicable Contract, in each case other than as set forth in
Schedule  3.5  of  the  Company  Disclosure  Schedule;

           (e) contravene, conflict with, or constitute or result in a breach or violation of, any Law or any Order or give any Governmental Entity or any other Person the right to challenge any of the transactions contemplated herein or to exercise any remedy or obtain any relief under, any Law or any Order to which the Company or any Company Subsidiary, or any of the assets owned or used by the Company or any Company Subsidiary, are subject;

           (f) require any filing by the Company or any Company Subsidiary with, or approval or consent or other action by, any Governmental Entity or any other Person;

           (g) contravene, conflict with, or constitute or result in a breach or violation of, or a default under, any provision of, or give any Governmental Entity the right to revoke, withdraw, suspend, cancel, terminate or modify, any approval, franchise, certificates of authority, order, consent, judgment, decree, license, permit, waiver or other authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Entity or pursuant to any Law ("Governmental Authorization') that is held by the Company or any Company Subsidiary or that otherwise relates to the Company Business or any of the Company Assets;

           (h) cause the Acquiror or the Company or any Company Subsidiary to become subject to, or to become liable for the payment of, any Tax; or

           (i) cause any of the assets owned by the Company or any Company Subsidiary to be reassessed or revalued by any taxing authority or other Governmental Entity;

           (j) Schedule 3.5 of the Company Disclosure Schedule sets forth a true, complete and correct list of any consents, waivers, authorizations or approvals required to be obtained under any Company Applicable Contract in connection with the execution, delivery and performance of this Agreement by the Company or the consummation of the transactions contemplated herein.

           SECTION  3.6     Financial  Statements.
                            ---------------------

           (a) Schedule 3.6 of the Company Disclosure Schedule contains the following financial statements (collectively, the "Company Financial Statements"): (i) audited consolidated balance sheet of the Company (consolidating each Company Subsidiary in existence at such time) as at December 31, 1999 (including the related notes and schedules thereto) and the related audited consolidated statements of income, changes in shareholders' equity and cash flow for the fiscal year then ended, together with the report thereon of the Company Accountants, (ii) audited consolidated balance sheet of the Company (consolidating each Company Subsidiary in existence at such time) as at December 31, 2000 (including the related notes and schedules thereto) (the "Company Balance Sheet"), and the related audited consolidated statements of income, changes in shareholders' equity and cash flow for the fiscal year then ended, together with the report thereon of the Company's Accountants, and (iii) an unaudited consolidated balance sheet of the Company (consolidating each Company Subsidiary in existence at such time) as at March 31, 2001 (the "Company Interim Balance Sheet") and the related unaudited consolidated statements of income, changes in stockholders' equity and cash flow for the three months then ended.

           (b) The Company Financial Statements and notes fairly present the consolidated financial condition and the consolidated results of operations, changes in shareholders' equity and cash flow of the Company and each Company Subsidiary as at the respective dates of and for the periods referred to in such financial statements, all in accordance with generally accepted United States accounting principles ("U.S. GAAP") except, in the case of the Company Interim Balance Sheet and related statements of income, changes in shareholders equity and cash flow, for the absence of notes and subject to normal year end audit adjustments consistent with past practices. The Company Financial Statements reflect the consistent application of such accounting principles throughout the periods involved. As of their respective dates, the Company Financial Statements did not, and any Company Financial Statements subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. No financial statements of any Person other than the Company and each Company Subsidiary are required by U.S. GAAP to be included in the consolidated financial statements of the Company. The Company Financial Statements constitute all of the financial statements that would be required to be included in a Registration Statement on Form S-1 filed by the Company pursuant to the Securities Act.

           (c) The Company Financial Statements were compiled from and are in accordance with the books and records of the Company and each Company Subsidiary. The books and records (including the books of account, minute books, share record books and other records) of the Company and each Company Subsidiary, all of which have been made available to the Acquiror, are true, complete and correct and have been maintained in accordance with sound business practices and the requirements of Section 13(b)(2) of the Exchange Act (regardless of whether or not the Company or any Company Subsidiary is subject to such Section), including the maintenance of an adequate system of internal controls. The minute books of the Company and each Company Subsidiary contain true, complete and correct records of all meetings held of, and corporate action taken by, the shareholders, the Board of Directors, and committees of the Board of Directors of the Company and each Company Subsidiary, and no meeting of any such stockholders, Board of Directors or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records shall be in the possession of the Company and each Company Subsidiary.

           (d) All of the assets and liabilities reflected on the Company Balance Sheet and the Company Interim Balance Sheet were related to the Company Business and arose out of or were incurred in the conduct of the Company Business.
           SECTION 3.7     Absence of Certain Changes and Events.  Except  as
                           -------------------------------------
set forth in Schedule 3.7 of the Company Disclosure Schedule, since the date of the Company Balance Sheet, the Company and each Company Subsidiary has conducted the Company Business only in, and has not engaged in any material transaction other than according to, the ordinary and usual course of such business
("Ordinary  Course  of  Business"),  and  there  has  not  been:

           (a) any change in the financial condition, properties, business or results of operations of the Company and the Company Subsidiaries, except those changes that, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect;

           (b) any material damage, destruction or other casualty loss with respect to any material asset or property owned, leased or otherwise used by the Company or any Company Subsidiary, whether or not covered by insurance;

           (c) any declaration, setting aside or payment of any dividend or other distribution in respect of the issued share capital of the Company, or

           (d) any change by the Company in accounting principles, practices or methods.

           (e) any increase in the compensation payable or that could become payable by the Company or any Company Subsidiary to any of their respective current or former directors, officers or key employees or any amendment of any of the Company Benefit Plans other than increases or amendments in the Ordinary Course of Business or increases pursuant to the terms of the existing employment agreements and no employment agreements with any directors, employees or officers of Company or any Company Subsidiaries, other than renewals of employment agreements in accordance with their terms, have been entered into by the Company or any Company Subsidiary.

          SECTION  3.8     Litigation;  Orders.
                           -------------------

          (a) Except as set forth in Schedule 3.8(a) of the Company Disclosure Schedule, there are no civil, criminal, administrative, investigative or informal actions, audits, demands, suits, claims, arbitrations, hearings, litigations, disputes, investigations or other proceedings of any kind or nature ("Actions") pending or, to the knowledge of the Company, threatened, anticipated or contemplated against, by or affecting the Company or any Company Subsidiary or any of their respective assets, at law, in equity or otherwise, in, before, by, or otherwise involving, any Governmental Entity, arbitrator or other Person. The Actions described on Schedule 3.8(a) are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on the Company. None of the Actions described on Schedule 3.8(a) question, challenge the validity of, or have the effect of preventing, delaying, making illegal or otherwise interfering with, this Agreement, the transactions contemplated herein or any action taken or proposed to be taken by Company Shareholder or the Company or any Company Subsidiary pursuant hereto or in connection with the transactions contemplated herein. To the knowledge of the Company, except as set forth in Schedule 3.8(a) of the Company Disclosure Schedule, no event has occurred or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any such Action. The Company has delivered or made available to the Acquiror copies of all pleadings, correspondence and other documents relating to each Action listed in Schedule 3.8(a) of the Company Disclosure Schedule.

           (b) Neither the Company, any Company Subsidiaries, any assets owned or used by the Company or any Company Subsidiary, nor any officers or employees of the Company are subject to any Order relating to the Company Business.

          SECTION  3.9     Taxes.
                           -----

           (a) Each of the Company and the Company Subsidiaries has filed or caused to be filed (on a timely basis since February 1999) all Tax Returns that are or were required to be filed by or with respect to any of them, either separately or as a member of a group of corporations, pursuant to applicable Law. The Company has delivered or made available to the Acquiror copies of, and
Schedule 3.9(a) of the Company Disclosure Schedule contains a true, complete and correct list of all such Tax Returns filed since February 1999. Each of the Company and the Company Subsidiaries has paid, or made provision for the payment of, all Taxes that have or is reasonably likely to have become due pursuant to those Tax Returns or otherwise, or pursuant to any assessment received by the Company or any Company Subsidiary. To the knowledge of the Company, there does not exist any actual or proposed additional Tax assessment against the Company or any Company Subsidiary which, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on the Company.

           (b) No waivers of statutes of limitations as to any Tax matters relating to the Company or any Company Subsidiary have been given by or requested from the Company or any Company Subsidiary and are currently outstanding. To the knowledge of the Company, no audits or investigations by any relevant Government Authorities have been, or are being, conducted of any Tax Returns of the Company or any Company Subsidiary, and the Company has no reason to believe that any audit or investigation will be conducted in the future.

           (c) The charges, accruals and reserves with respect to Taxes provided in the Company Balance Sheet and the Company Interim Balance Sheet are adequate (determined in accordance with U.S. GAAP) and are at least equal to the Company's and the Company Subsidiaries' liability for Taxes. There exists no proposed Tax assessment against the Company or any Company Subsidiary except as disclosed in the Balance Sheet. All Taxes that the Company or any Company Subsidiary is or was required by Law to withhold or collect have been duly withheld or collected and have been paid to the proper Governmental Entity or other Person, or adequate reserves equal to such amounts have been set aside for such payments.

           (d) All Tax Returns filed by (or that include on a consolidated basis) the Company or any Company Subsidiary are true, complete and correct. There is no Tax sharing agreement that would require any payment by the Company or any Company Subsidiary after the date of this Agreement.

           (e) As a result of the Acquiror's acquisition of the Company Assets, neither the Company nor the Acquiror nor any Company Subsidiary will be obligated to make a payment to a Person that could be a "parachute payment" to a "disqualified individual" as those terms are defined in Section 280G of the United States Internal Revenue Code of 1986, as amended (the "Code"), without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future.

           (f) There are no Liens relating or attributable to Taxes with respect to, or in connection with, the assets of the Company or any Company Subsidiary, except for Liens in respect of Taxes not yet due and payable. To the knowledge of the Company, there is no basis for the assertion of any claims for Taxes.

           (g) No tax is required to be withheld pursuant to Section 1445 of the Code as a result of the transfers contemplated by this Agreement.

           (h) No closing agreements, private letter rulings, technical advice memoranda or similar agreement or rulings have been entered into or issued by any taxing authority with respect to the Company or any affiliate with respect to the Company Assets.

           SECTION  3.10     Employee  Benefits.
                             ------------------

           (a) The Company has delivered or otherwise made available to the Acquiror a true, complete and correct copy of, and Schedule 3.10(a) of the Company Disclosure Schedule sets forth a true, complete and correct list of, each profit-sharing, pension, severance pay, thrift, savings, employee stock ownership, incentive, change of control, employment, retirement, bonus, deferred compensation, stock option, stock purchase, restricted stock, stock bonus, medical, health, disability, death benefit and other employee benefit plan, agreement, arrangement or commitment, including any such plan, agreement, arrangement or commitment or any other plan or program which constitutes an "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which provides benefits for or pertains to any employee of the Company or any Company Subsidiary or to which the Company or any Company Subsidiary is otherwise bound or affected (all of which are hereinafter referred to as the "Company Benefit Plans").

           (b) All Company Benefit Plans maintained in the United States (the "Company ERISA Plans") which are subject to ERISA are in substantial compliance with ERISA. Each Company ERISA Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA and which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service with respect to such qualification and the Company is not aware of any circumstances likely to result in revocation of any such favorable determination letter. There is no material pending or, to the knowledge of the Company threatened, litigation relating to the Company ERISA Plans. Neither the Company nor any of the Company Subsidiaries has engaged in a transaction with respect to any Company ERISA Plan that, assuming the taxable period of such transaction expired as of the date hereof, could subject the Company or any Company Subsidiary to a tax or penalty imposed by either Section 4975 of the Code or Section 502(f) of ERISA in an amount that would be material.

           (c) Neither the Company nor any entity which is considered an employer with the Company under Section 4001 of ERISA or Section 414 of the Code has ever maintained or contributed to any employee benefit plan subject to Title IV of ERISA. All contributions required to be made under the terms of any Company ERISA Plan have been timely made or have been reflected on the Company Financial Statements.

           (d) Except as set forth in Schedule 3.10(d) of the Company Disclosure Schedule, each Company Benefit Plan which is not subject to Title I of ERISA (the "Company Non-ERISA Benefit Plans") has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all applicable Laws (including any special provisions relating to qualified plans where such Company Non-ERISA Benefit Plan was intended to so qualify) and has been maintained in good standing with applicable regulatory authorities. The fair market value of the assets of each funded Company Non-ERISA Benefit Plan (or the liability of each funded Company Non-ERISA Benefit Plan funded through insurance) is sufficient to procure or provide for the benefits accrued thereunder through the Closing Date according to the actuarial assumptions and valuations most recently used to determine employer contributions to the Company Non-ERISA Benefit Plan.

           (e) Consummation of the purchase of the Company Assets and the other transactions contemplated herein will not (i) entitle any directors, officers or employees of the Company or any Company Subsidiary to any severance pay, (ii) accelerate the time of payment or vesting or trigger any payment or funding of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the Company Benefit Plans or any Company Applicable Contract or (iii) result in any breach or violation of, or default under, any of the Company Benefit Plans or any Company Applicable Contract.

          SECTION  3.11     Labor  Matters.
                            --------------

          (a) Neither the Company nor any Company Subsidiary is a party to or otherwise bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization; nor is the Company or any Company Subsidiary the subject of any material proceeding asserting that the Company or any such Company Subsidiary has committed an unfair labor practice or is seeking to compel it to bargain with any labor union or labor organization; nor is there pending or, to the knowledge of the Company, threatened, nor has there ever occurred, any labor strike, organized dispute, walkout, work stoppage, slow-down or lockout involving the Company or any Company Subsidiary.

           (b) Neither the Company nor any Company Subsidiary is delinquent in payments to any employees for any wages, salaries, commissions, bonuses or other compensation for any services performed by them or amounts required to be reimbursed to such employees.

           SECTION  3.12    Compliance  with  Laws; Governmental Authorizations.
                            ---------------------------------------------------
The businesses of each of the Company and the Company Subsidiaries have not been, and are not being, conducted in violation of any applicable Law except for violations or possible violations that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect or prevent or materially burden or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement. No investigation or review by any Governmental Entity with respect to the Company or any Company Subsidiary is pending or, to the knowledge of the Company, threatened, nor has any Governmental Entity indicated an intention to conduct the same. To the knowledge of the Company, no material change is required in the Company's or any Company Subsidiary's processes, properties or procedures in connection with any such Laws, and the Company has not received any notice or communication of any material noncompliance with any such Laws that has not been cured as of the date hereof. The Company and the Company Subsidiaries each has all Governmental Authorizations necessary to conduct its business as presently conducted except where the failure to have such Governmental Authorization would not be reasonably likely individually or in the aggregate to have a Company Material Adverse Effect. Schedule 3.12 of the Company Disclosure Schedule sets forth a complete list of all Governmental Authorizations (the "Company Governmental Authorizations") that are held or issued in the name of the Company or a Company Subsidiary.

           SECTION  3.13     Title  to  Properties.
                             ---------------------

           (a) Except as set forth in Schedule 3.13(a)(i) of the Company Disclosure Schedule, the Company and the Company Subsidiaries have good and marketable title (or good and valid title in the case of assets other than real property) to all Company Assets owned by them, in each case free from all Liens that would materially affect the value thereof or materially interfere with the use made or currently intended to be made thereof by them; and the Company and the Company Subsidiaries hold all leased real or personal property under valid and enforceable leases with no exception that would materially interfere with the use made or currently intended to be made thereof by them. Schedule 3.13(a)(ii) of the Company Disclosure Schedule sets forth a complete list of all real and personal properties owned by the Company and each Company Subsidiary ("Company Owned Property") and Schedule 3.13(a)(iii) sets forth a complete list of each real and personal property with an annual value of more than $50,000 leased by the Company and each Company Subsidiary ("Company Leased Property"). At the Closing, the Acquiror will obtain good and marketable title to all of the Company Assets, free and clear of any Liens other than the Bridge Loan Liens.

           (b) Schedule 3.13(b) sets forth a complete list of all bank accounts ("Company Bank Accounts") held in the name of the Company or a Company Subsidiary or on which the Company, a Company Subsidiaries or any of their employees is authorized to withdraw money, either by way of direct withdrawal or by check.

           SECTION  3.14     Contracts,  Leases  and  Agreements;  No  Default.
                             -------------------------------------------------

           (a) Except as set forth in Schedule 3.14(a) of the Company Disclosure Schedule, neither the Company or any Company Subsidiary is a party to or bound by any Contract:

                (i) evidencing indebtedness for borrowed money or pursuant to which the Company or any Company Subsidiary has guaranteed (including guarantees by way of acting as surety, co-signer, endorser, co-maker, indemnitor or otherwise) any obligation of any other Person;

                (ii) prohibiting or limiting the ability of the Company or any Company Subsidiary (A) to engage in any line of business, (B) to compete with any Person, (C) to carry on or expand the nature or geographical scope of the Company Business anywhere in the world or (D) to disclose any confidential information in the possession of the Company or any Company Subsidiary (and not otherwise generally available to the public), other than, in the case of (ii)(D) only, any Contract for the sale or purchase of goods or services or any non-disclosure agreement entered into in connection with the possible or actual sale or purchase of goods or services, in each case that was entered into in the ordinary course of business and that does not meet any other of the criteria set forth in this Section 3.14(a);

                (iii) with any stockholder, director or officer of the Company or any Company Subsidiary (or any of their respective family members or Related Persons) or with any employee, agent, consultant, advisor, leased employee or representative for employment or for consulting or similar services or containing any severance or termination pay obligations other than such Contracts which may be terminated upon no more than ninety (90) days' notice by, and in any case without penalty or cost to, the Company or any Company Subsidiary other than for services rendered or costs incurred through the date of termination;

                (iv) with any Related Person (excluding employment contracts using the Company's standard form employment agreement);

                (v) pursuant to which it (A) leases from or to any other Person any tangible personal property or (B) purchases materials, supplies or equipment and which in the case of clauses (A) and (B), calls for future payments in excess of $100,000 in any year;

                (vi) which is a partnership, joint venture, marketing agreement or other Contract (however named) involving a sharing of profits, losses, costs or Liabilities by the Company or any Company Subsidiary with any other Person;

                (vii) providing for the possible acquisition or disposition after the date of this Agreement of any portion of the Company Business or assets (except for sales of inventory in the Ordinary Course of Business) of the Company or any Company Subsidiary other than in the Ordinary Course of Business;

                (viii) providing for a power of attorney on behalf of the Company or any Company Subsidiary;

                (ix) involving a payment by the Company or any Company Subsidiary after the date hereof of an amount of money in excess of $100,000 annually;

                (x) relating to product warranties, guaranties, and/or other similar undertakings with respect to contractual performance extended by the Company or any Company Subsidiary other than in the Ordinary Course of Business;

                (xi) involving capital expenditures or the acquisition of fixed assets which requires annual payments by the Company or any Company Subsidiary in excess of $100,000;

                (xii) relating to a lease or similar agreement under which the Company or any Company Subsidiary is a lessor or sublessor of, or makes available for use by any third party, any owned real property or leasehold or any portion of premises otherwise occupied by the Company or any Company Subsidiary;

                (xiii) relating to a license, royalty Contract or other agreement relating, in whole or in part, to Company Intellectual Property Assets with a value in excess of $100,000, including Contracts with current or former employees, consultants, or contractors regarding the appropriation or the non-disclosure of any of the Company Intellectual Property Assets;

                (xiv)     with  any  Governmental  Entity;
                (xv) involving the grant to any Person of any preferential right to, purchase any rights, assets or property of the Company or any Company Subsidiary;

                (xvi) relating to a mortgage, pledge, security agreement, deed of trust or other document granting a Lien over any material property, real or personal, owned by the Company or any Company Subsidiary;

                (xvii) involving the performance of services or delivery of goods or materials by or to the Company or any Company Subsidiary of any amount or value in excess of $100,000;
                (xviii) that was not entered into in the Ordinary Course of Business;

                (xix) affecting the ownership of, title to, use of, or any leasehold or other interest in, any real property or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $100,000 and with terms of less than one year);

                (xx) providing for payments to or by any Person based on sales, purchases, or profits, other than direct payments for goods and other than barter transactions carried on in the Ordinary Course of Business comprising in the aggregate less than 5% of the Company's consolidated net revenue for the year ended December 31, 2000;

                (xxi) that contains or provides for an express undertaking by the Company or any Company Subsidiary to be responsible for consequential damages, other than those entered in the Ordinary Course of Business;

                (xxii) providing for any franchise, broker or similar license agreement between the Company or any Company Subsidiary and any other Person; or

                (xxiii)     under  which  the  Company or any Company Subsidiary
provides  goods  or  services  to  a  client.

The Company has delivered or made available to the Acquiror a true, complete and correct copy of each Contract identified or required to be identified in
Schedule 3.14(a) of the Company Disclosure Schedule and each such Contract is in full force and effect and is valid and enforceable in accordance with its terms, subject to the Bankruptcy Exception.

           (b) Except as set forth in Schedule 3.14(b) of the Company Disclosure Schedule,

                (i) the Company and the Company Subsidiaries each is, and at all times since organization or incorporation has been, in substantial compliance with all applicable terms and requirements of each Contract identified or required to be identified in Schedule 3.14(a) of the Company Disclosure Schedule;

                (ii) to the knowledge of the Company, each other Person that has any obligation or Liability under any Company Applicable Contract is in compliance in all material respects with all applicable terms and requirements of each Contract identified or required to be identified in Schedule 3.14(a) of the Company Disclosure Schedule;

                (iii) to the knowledge of the Company, no event has occurred or circumstance exists that is reasonably likely to (with or without the giving of notice or the lapse of time or both) contravene, conflict with, or result in a violation or breach of, or give the Company or any Company Subsidiary or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Contract identified or required to be identified in Schedule 3.14(a) of the Company Disclosure Schedule;

                (iv) neither the Company nor any Company Subsidiary has given to or received from any other Person, at any time since organization or incorporation, any notice or other communication (whether oral or written) regarding any actual, alleged, possible, or potential violation or breach of, or default under, any Contract identified or required to be identified in Schedule 3.14(a) of the Company Disclosure Schedule; and

                (v)     each Contract identified or required to be identified in
Schedule 3.14(a) of the Company Disclosure Schedule is in full force and effect, is valid and enforceable in accordance with its terms, subject to the Bankruptcy Exception, and was entered into in the Ordinary Course and without the commission of any act alone or in concert with any other Person, or any consideration having been paid or promised, that is or is reasonably likely to be in violation of any Law.

           (c) There are no renegotiations of or outstanding rights to renegotiate any amounts paid or payable to the Company or any Company Subsidiary under any current or completed Contract identified or required to be identified in Schedule 3.14(a) of the Company Disclosure Schedule with any other Person having the contractual or statutory right to demand or require such renegotiation and, to the knowledge of the Company, no such Person has made written demand for such renegotiation.

          SECTION  3.15     Insurance.  Schedule  3.15 of the Company Disclosure
                            ---------
Schedule sets forth a complete list of all insurance policies maintained by or on behalf of the Company or any Company Subsidiaries and a list of all claims, either pending or asserted, in excess of $50,000 in the aggregate since December 31, 2000. All premiums in respect of such policies due or coming due prior to the Closing Date have been paid or shall have been paid prior to the Closing Date.

          SECTION  3.16     Brokers  and  Finders.  No agent, broker, investment
                            ---------------------
banker, intermediary, finder, Person or firm acting on behalf of the Company or any Company Subsidiary or which has been retained by or is authorized to act on behalf of the Company or any Company Subsidiary is or would be entitled to any broker's or finder's fee or any other commission or similar fee, directly or indirectly, from any of the parties hereto in connection with the execution of this Agreement or upon consummation of the transactions contemplated herein.

          SECTION 3.17       No Undisclosed Liabilities.  Except for Liabilities
                             --------------------------
set forth on Schedule 3.17 of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary has any Liabilities or obligations of any nature (and, to the knowledge of the Company, there is no basis for any present or future Action against it giving rise to any Liability) except for (i) Liabilities or obligations reflected or reserved against in the Balance Sheet or the Interim Balance Sheet and (ii) current Liabilities incurred in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of Law) since the respective dates thereof.

          SECTION  3.18       Accounts  Receivable.  All  accounts receivable of
                              --------------------
the Company and each Company Subsidiary that are reflected on the Balance Sheet or the Interim Balance Sheet or on the accounting records of the Company and each Company Subsidiary as of the Closing Date (collectively, the "Company Accounts Receivable") represent or will represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business. Unless paid prior to the Closing Date, the Company Accounts Receivable are or will be as of the Closing Date current and collectible net of the respective reserves shown on the Balance Sheet or the Interim Balance Sheet or on the accounting records of the Company and each Company Subsidiary as of the Closing Date (which reserves are adequate and calculated consistent with past practice and, in the case of the reserves as of the Closing Date, will not represent a greater percentage of the Company Accounts Receivable as of the Closing Date than the reserves reflected in the Interim Balance Sheet represented of the Company Accounts Receivable reflected therein and will not represent a material adverse change in the composition of such Company Accounts Receivable in terms of aging). Except as set forth in Schedule 3.18 of the Company Disclosure Schedule, subject to such reserves, each of the Company Accounts Receivable either has been or will be collected in full, without any set-off, within ninety (90) days after the day on which it first becomes due and payable. There is no contest, claim, or right of set-off, other than returns in the Ordinary Course of Business, under any Contract with any maker of Company Accounts Receivable relating to the amount or validity of such Company Accounts Receivable. Schedule 3.18 of the Company Disclosure Schedule contains a true, complete and correct list of all Company Accounts Receivable as of the date of the Interim Balance Sheet, which list sets forth the aging of such Accounts Receivable.

           SECTION  3.19     Employees.
                             ---------

           (a) Schedule 3.19 of the Company Disclosure Schedule contains a true, complete and correct list of the following information for each employee or director of the Company and each Company Subsidiary, including each employee on leave of absence or layoff status: employer; name; job title; vacation accrued; and service credited for purposes of vesting and eligibility to participate under any of the Company's Benefit Plans. The Company has delivered to Acquiror a list of the current compensation paid or payable to all of its employees and any change in their compensation since December 31, 2000.

           (b) To the knowledge of the Company, no former or current employee of the Company or any Company Subsidiary or any current or former director of the Company or any Company Subsidiary is a party to, or is otherwise bound by, any Contract, between such employee or director and any other Person (a "Proprietary Rights Agreement") that in any way affects or would affect (i) the performance of his duties as an employee or director of the Company or such Company Subsidiary or (ii) the ability of the Company or any Company Subsidiary to conduct the Company Business, including any Proprietary Rights Agreement with the Company or any Company Subsidiary by any such employee or director. To the knowledge of the Company, no director, officer, or other key employee of the Company or any Company Subsidiary intends to terminate his employment with the Company or such Company Subsidiary, as the case may be.

          SECTION  3.20     Intellectual  Property.
                            ----------------------

          (a)     Intellectual Property Assets.  The  term "Company Intellectual
                  ------------------------------
Property  Assets"  includes:

                (i) the name NetCel360, all fictional business names, trading names, registered and unregistered trademarks, service marks, and applications (collectively, "Company Marks");

                (ii) all patents and patent applications (collectively, "Company Patents")

                (iii) all copyrights in both published works and unpublished works (collectively, "Company Copyrights")

                (iv) all know-how, trade secrets, confidential information, software, technical information, process technology, plans, drawings, and blue prints (collectively, "Company Trade Secrets");

                (v) all domain names and url addresses for websites on the internet or the world wide web ("Company Domain Names");

owned, used, or licensed by the Company or any Company Subsidiary as licensee or licensor.

           (b) Agreements. Schedule 3.20(b) of the Company Disclosure Schedule contains a true, complete and correct list and summary description, including any royalties paid or received by the Company or any Company

Subsidiary, of all agreements relating to the Company Intellectual Property Assets to which the Company or any Company Subsidiary is a party or by which the Company or any Company Subsidiary is bound, except for any license implied by the sale of a product and any agreements relating to software programs, that can be replaced for less than $100,000. There are no outstanding or, to the knowledge of the Company, threatened disputes or disagreements with respect to any such agreement.

           (c)     Intellectual  Property  Necessary  for  the Company Business.

                (i) The Company Intellectual Property Assets are all those necessary for the operation of the Company Business as it is currently conducted. The Company and/or one or more Company Subsidiary is the owner of all right, title, and interest in and to, or has the right to use, each of the Company Intellectual Property Assets, free and clear of all Liens (except for the Bridge Loan Liens), and other adverse claims and has the right to use, without payment to any third party in excess of $50,000 per year, all of the Company Intellectual Property Assets.

                (ii) All employees of the Company and each Company Subsidiary have executed written agreements with the Company or the relevant Company Subsidiary that assign to the Company or the relevant Company Subsidiary all rights to any inventions, improvements, discoveries, or proprietary information relating to the Company Business. Except as set forth in Schedule
3.20(c) of the Company Disclosure Schedule, the Company has not caused any employee to enter into, and to the knowledge of the Company no employee of the Company or any Company Subsidiary has entered into, any agreement that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign, or disclose information concerning his work to anyone other than the Company and each Company Subsidiary.

           (d)     Patents.  There  are  no  Company  Patents.
                   -------

           (e)     Trademarks.
                   ----------

                (i) Schedule 3.20(e) of Company Disclosure Schedule contains a true, complete and correct list and summary description of all Company Marks and the status of the registration applications for each such Company Marks in the jurisdictions in which applications have been submitted. The Company and/or one or more of the Company Subsidiaries is the owner, licensor or licensee of all right, title, and interest in and to each of the Company Marks, free and clear of all Liens, and other adverse claims.

                (ii) No Company Mark has been or is now involved in any opposition, invalidation, or cancellation and, to the knowledge of the Company, no such action is threatened with respect to any of the Company Marks.

               (iii) To the knowledge of the Company, there is no trademark or trademark application of any third party which potentially interferes with any of the Company Marks.

                (iv) No Company Mark is infringed or, to the knowledge of the Company, has been challenged or threatened in any way by any other Person. To the knowledge of the Company, none of the Company Marks used by the Company or any Company Subsidiary infringes or is alleged to infringe any trade name, trademark, or service mark of any third party.

           (f)     Copyrights.
                   ----------

                (i) Schedule 3.20(f) of the Company Disclosure Schedule contains a true, complete and correct list and summary description of all Company Copyrights with a value in excess of $100,000 (including proprietary software and related documentation, customer and user manuals, databases and websites) necessary or materially beneficial to the Company Business. The Company and/or one or more of the Company Subsidiaries is the owner, licensor or licensee of all right, title, and interest in and to each of the Company Copyrights necessary or materially beneficial to the Company Business, free and clear of all Liens (other than the Bridge Loan Liens), and other adverse claims.

                (ii) No Company Copyright is infringed by any other Person or, to the knowledge of the Company, has been challenged or threatened in any way by any other Person. To the knowledge of the Company none of the subject matter of any of the Company Copyrights infringes or is alleged to infringe any copyright of any third party.

           (g)     Trade  Secrets.
                   --------------

                (i) With respect to each material Company Trade Secret, the documentation relating to such Company Trade Secret is current, accurate, and sufficient in detail and content to identify and explain it and to allow its full and proper use without reliance on the special knowledge or memory of others.

                (ii) The Company and each Company Subsidiary have taken all reasonable precautions to protect the secrecy, confidentiality, and value of their Company Trade Secrets.

                (iii) The Company and/or one or more of the Company Subsidiaries has good title and an absolute (but not necessarily exclusive) right to use the Company Trade Secrets. To the knowledge of the Company, the Company Trade Secrets are not part of the public knowledge or literature, and, to the knowledge of the Company, have not been used, divulged, or appropriated either for the benefit of any Person (other than the Company or any Company Subsidiary or pursuant to a non-disclosure agreement), or to the detriment of the Company or any Company Subsidiary. No Company Trade Secret is subject to any adverse claim or, to the knowledge of the Company has been challenged or threatened in any way.

           (h)     Domain  Names.
                   -------------

                (i) Schedule 3.20(h) sets forth a complete list of all Company Domain Names. The Company and/or one or more Company Subsidiaries is the owner of all right, title, and interest in and to each of the Company Domain Names, free and clear of all Liens, and other adverse claims. Such Company Domain Names are properly registered with Network Solutions or such other agency or company duly authorized by relevant Governmental Entities to maintain such registry, and all fees due in respect of such registrations have been.

                (ii) No Company Domain Name is infringed, or to the knowledge of the Company, has been challenged or threatened in any way by any other Person. None of the Company Domain Names infringes on any Copyrights of any Person.

          SECTION  3.21     Certain  Payments.  Since  their  incorporation  or
                            -----------------
organization, neither the Company nor any Company Subsidiary has nor has any Representative of the Company or any Company Subsidiary, or to the knowledge of or the Company any other Person associated with or acting for or on behalf of the Company or any Company Subsidiary, directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business,
(ii) to pay for favorable treatment for business secured, or (iii) to obtain special concessions or for special concessions already obtained, for or in respect of the Company or any Company Subsidiary or (b) established or maintained any fund or asset that has not been recorded in the books and records of the Company or any Company Subsidiary.

          SECTION  3.22     Company  Assets.  The  Company  Owned  Property, the
                            ---------------
Company Leased Property, the Company Account Receivables, the Company's interest in the Company Intellectual Property, the Company Governmental Authorizations, the Company Bank Accounts, the capital stock of the Company Subsidiaries and the Company Investments constitute all of the assets held directly by the Company and represent all of the assets necessary or beneficial for the Acquiror to conduct the Company Business after Closing to the same extent as conducted by the Company immediately prior to Closing. The Excluded Assets in the aggregate have a fair market value (after taking into account any related liabilities and obligations) of less than $50,000.

          SECTION  3.23     Customers  and  Suppliers.  Schedule  3.23  of  the
                            -------------------------
Company Disclosure Schedule sets forth the aggregate amount of sales to each of the 20 largest customers of the Company Business for the twelve months ended March 31, 2001 and the aggregate amount of purchases from each of the ten largest providers of goods or services to the Company Business during this same period. To the knowledge of the Company, no customer or material supplier of the Company Business will cease or substantially reduce the business conducted with the Company or any Company Subsidiary after, or as a result of, the Closing. Schedule 3.14 of the Company Disclosure Schedule sets forth customer contracts entered into by NetCel360 Pte Ltd which the Company and NetCel360 Pte Ltd are currently restricted from transferring to the Acquiror as part of the Company Assets (the "Company Singapore Contracts"). The Company hereby agrees to use commercially reasonable efforts to cause NetCel360 Pte Ltd to transfer the Company Singapore Contracts to the Acquiror or one of the Company Subsidiaries promptly after such restrictions have expired.

          SECTION  3.24     Takeover  Statutes.  No  "fair price", "moratorium",
                            ------------------
"control share acquisition" or other similar anti-takeover statute or regulation (each a "Takeover Statute") or any applicable anti-takeover provision in the Company's memorandum of association and articles of association or certificate of incorporation and bylaws, as applicable, is, or at the Closing will be, applicable to the transactions contemplated in this Agreement.

          SECTION  3.25     Shares  to  be  Received  by  Company  Shareholders.
                            ---------------------------------------------------
Exhibit 3.25 sets forth the number of shares of Acquiror Common Stock to be received by each Company Shareholder if all Shares were received by the Company as of the date hereof and distributed to the Company Shareholders in accordance with their respective fully diluted ownership interests in the Company. For the purposes of this Section 3.25, it is assumed that (i) all shares of Company Common Shares that may be issued subsequent to the date hereof have been issued and (ii) Total E-commerce Limited has distributed all of the Shares that it receives, to its two Shareholders.

          SECTION  3.26       No  other  Representation or Warranty.  Except for
                              -------------------------------------
the representations and warranties contained in this Article III, neither the Company nor any Company Subsidiary makes any other express or implied representation or warranty on behalf of the Company or any Company Subsidiary.

                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF ACQUIROR

          As used herein, (i) any reference to any event, change or effect being "material" with respect to the Acquiror or any Acquiror Subsidiary means an event, change or effect which is material in relation to the financial condition, properties, business, operations, assets or results of operations of the Acquiror and each Acquiror Subsidiary, taken as a whole, and (ii) the term "Acquiror Material Adverse Effect" on the Acquiror means a material adverse effect on the financial condition, properties, business, operations, assets or results of operations of the Acquiror and each Acquiror Subsidiary, taken as a whole.

          The Acquiror hereby represents and warrants to the Company as follows:

          SECTION  4.1     Organization  and  Good  Standing;  the  Acquiror
                           -------------------------------------------------
Subsidiaries.
------------

           (a) Each of the Acquiror and each Acquiror Subsidiary is duly incorporated, validly existing and in good standing under the laws of its respective jurisdiction of incorporation, with requisite power and authority to conduct its business as it is now being conducted, to own or use the properties or assets that it purports to own or use, and to perform all of its respective obligations under all Acquiror Applicable Contracts. Each of the Acquiror and Acquiror Subsidiaries (as defined below) is duly qualified or licensed to do business as a foreign corporation and is in good standing as a foreign corporation in each jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such licensing, qualification or good standing. The Acquiror is not required to register as an "investment company" within the meaning of the Investment Company Act of 1940.

           (b) The Acquiror has made available or delivered to the Company a true, complete and correct copy of the Acquiror's and each Acquiror Subsidiary's certificate of incorporation and bylaws, as applicable, each as amended to date (collectively, the "Acquiror's Organizational Documents"). The Acquiror's
Organizational  Documents  so  delivered  are  in  full  force  and  effect.

           (c) Schedule 4.1(c) of the Acquiror Disclosure Schedule sets forth a true, complete and correct list of all Subsidiaries of the Acquiror (hereinafter referred to individually as an "Acquiror Subsidiary" and collectively as the "Acquiror Subsidiaries"). Schedule 4.1(c) of the Acquiror Disclosure Schedule states, with respect to each Acquiror Subsidiary, its jurisdiction of incorporation or organization and the Acquiror's ownership interest.

           (d) Except for each Acquiror Subsidiary and as contemplated under this Agreement, the Acquiror does not and on the Closing Date will not have any Subsidiaries or own of record or beneficially, or has any Contract to acquire, any capital stock or equity interest, investment or other securities of any Person or any direct or indirect equity or ownership interest in any other business.

          SECTION  4.2     Capitalization.

           (a) The authorized capital stock of the Acquiror is set forth in the Acquiror Form 10-K. All of the issued and outstanding shares of capital stock of the Acquiror and each Acquiror Subsidiary have been duly authorized and are validly issued, fully paid and nonassessable.

           (b) The Acquiror or an Acquiror Subsidiary is and shall be on the Closing Date the sole record and beneficial owner and holder of all of the issued and outstanding shares of capital stock of each Acquiror Subsidiary, free and clear of all Liens.

           (c) Except as described in the Acquiror Form 10-K, there are no shares of capital stock or other securities of the Acquiror or any Acquiror Subsidiary (i) reserved for issuance or (ii) subject to preemptive rights or any outstanding subscriptions, options, warrants, calls, rights, convertible securities or other agreements or other instruments outstanding or in effect giving any Person the right to acquire any shares of capital stock or other securities of the Acquiror or any Acquiror Subsidiary or any commitments of any character relating to the issued or unissued capital stock or other securities of the Acquiror or any Acquiror Subsidiary. The Acquiror does not have outstanding any Voting Debt.

           (d) Except for each Acquiror Subsidiary, the Acquiror does not and on the Closing Date will not have any Subsidiaries or own of record or beneficially, or has any Contract to acquire, any capital stock or equity interest, investment or other securities of any Person or any direct or indirect equity or ownership interest in any other business.

           (e) All of the Shares have been duly authorized and, when issued in accordance with this Agreement, shall be validly issued, fully paid, nonassessable and free and clear of all Liens

          SECTION  4.3       Corporate  Authority.  The  Acquiror  has  the full
                             --------------------
legal right, requisite corporate power and authority and has taken all action necessary in order to execute, deliver and perform fully its obligations under this Agreement and to consummate the transactions contemplated herein. This Agreement has been duly executed and delivered by the Acquiror and constitutes a valid and binding agreement of the Acquiror, enforceable against the Acquiror in accordance with its terms, subject to the Bankruptcy Exception.

          SECTION  4.4       Consents  and Approval.  Except for the filing with
                             ----------------------
the Nasdaq stock Market of a supplemental listing application in respect of the Shares, and except as set forth in Schedule 4.4 of the Acquiror Disclosure Schedule, no notices, reports or other filings are required to be made by the Acquiror with, nor are any consents, registrations, approvals, declarations, permits, expiration of any applicable waiting periods or authorizations required to be obtained by the Acquiror from, any Governmental Entity in connection with the execution or delivery of this Agreement by the Acquiror, the performance by the Acquiror of its obligations hereunder or the consummation by the Acquiror of the transactions contemplated herein except for any such notices, reports, filings, registrations, approvals, declarations, permits, or authorizations the failure to make or obtain any or all of which is not reasonably likely to prevent, materially burden or materially delay the consummation by the Acquiror of the transactions contemplated in this Agreement.

          SECTION  4.5       No  Violations.  Assuming the making of the filings
                             --------------
set forth in Schedule 4.4 of the Acquiror Disclosure Schedule, the execution and delivery of this Agreement by the Acquiror does not, and the performance and consummation by the Acquiror of any of the transactions contemplated herein will not, with respect to each of the Acquiror and each Acquiror Subsidiary, directly or indirectly (with or without the giving of notice or the lapse of time or both):

           (a) contravene, conflict with, or constitute or result in a breach or violation of, or a default under (i) any provision of the Acquiror Organizational Documents or (ii) any resolution adopted by the Board of Directors (or similar governing body) or the stockholders of the Acquiror or any Acquiror Subsidiary;

           (b) contravene, conflict with, or constitute or result in a breach or violation of, or a default under, or the acceleration of, or the triggering of any payment or other obligations pursuant to, any existing benefit plan maintained by Acquiror or any Acquiror Applicable Contract or any grant or award made under any of the foregoing;

           (c) contravene, conflict with, or constitute or result in a breach or violation of, or a default under, or the cancellation, modification or termination of, or the acceleration of, or the creation of a Lien on any properties or assets owned or used by the Acquiror or any Acquiror Subsidiary pursuant to, any provision of any Contract, under which the Acquiror or any Acquiror Subsidiary is or may become bound or is or may become subject to any obligation or Liability or by which any of their respective assets owned or used are or may become bound (an "Acquiror Applicable Contract");

           (d) contravene, conflict with, or constitute or result in a breach or violation of, any Law or any Order or give any Governmental Entity or any other Person the right to challenge any of the transactions contemplated herein or to exercise any remedy or obtain any relief under, any Law or any Order to which the Acquiror or any Acquiror Subsidiary, or any of the assets owned or used by the Acquiror or any Acquiror Subsidiary, are subject;

           (e) require any filing by the Acquiror or any Acquiror Subsidiary with, or approval or consent or other action by, any Governmental Entity or any other Person;

           (f) contravene, conflict with, or constitute or result in a breach or violation of, or a default under, any provision of, or give any Governmental Entity the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by the Acquiror or any Acquiror Subsidiary or that otherwise relates to the Acquiror Business, or any of the assets owned or used by the Acquiror or any Acquiror Subsidiary; or

           (g) cause any of the assets owned by the Acquiror or any Acquiror Subsidiary as of the date hereof to be reassessed or revalued by any taxing authority or other Governmental Entity.

          SECTION  4.6     SEC  Filings.  The  Acquiror Form 10-K (including any
                           ------------
financial statements or schedules included therein) (i) complied with the requirements of the Securities Act, or the Exchange Act, as the case may be, in all material respects, and (ii) did not at the time of filing (or if amended, supplemented or superseded by a filing prior to the date hereof, on the date of that filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          SECTION  4.7     Financial  Statements.
                           ---------------------

           (a) The Acquiror Form 10-K contains the audited consolidated balance sheet of the Acquiror as at January 31, 2000 and January 31, 2001, and the related audited consolidated statements of income, changes in stockholders' equity and cash flow for each of the fiscal years then ended, together with the report thereon of the Acquiror Accountants (collectively, the "Acquiror Financial Statements").

           (b) The Acquiror Financial Statements and notes fairly present the consolidated financial condition and the consolidated results of operations, changes in stockholders' equity and cash flow of the Acquiror and each Acquiror Subsidiary as at the respective dates of and for the periods referred to in such financial statements, all in accordance with U.S. GAAP except, in the case of the Acquiror Interim Balance Sheet and related statements of income, changes in shareholders equity and cash flow, for the absence of notes and subject to normal year end audit adjustments. The Acquiror Financial Statements reflect the consistent application of such accounting principles throughout the periods involved. As of their respective dates, the Acquiror Financial Statements did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. No financial statements of any Person other than the Acquiror and each Acquiror Subsidiary are required by U.S. GAAP to be included in the consolidated financial statements of the Acquiror. As of April 30, 2001 the Acquiror had cash and cash equivalents of at least $3.4 million (including amounts subject to a writ of attachment filed by Vitria).

           (c) The Acquiror Financial Statements were compiled from and will be in accordance with the books and records of the Acquiror and each Acquiror Subsidiary. The books and records (including the books of account, minute books, stock record books and other records) of the Acquiror and each Acquiror Subsidiary, all of which have been made available to the Acquiror, are true, complete and correct and have been maintained in accordance with sound business practices and the requirements of Section 13(b)(2) of the Exchange Act (regardless of whether or not the Acquiror or any Acquiror Subsidiary is subject to such Section), including the maintenance of an adequate system of internal controls. The minute books of the Acquiror and each Acquiror Subsidiary contain true, complete and correct records of all meetings held of, and corporate action taken by, the stockholders, the Board of Directors, and committees of the Board of Directors of the Acquiror and each Acquiror Subsidiary, and no meeting of any such stockholders, Board of Directors or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records shall be in the possession of the Acquiror and each Acquiror Subsidiary.

          SECTION  4.8     Absence of Certain Changes and Events.  Except as set
                           -------------------------------------
forth in Schedule 4.8 of the Acquiror Disclosure Schedule or as described or referred to in the Acquiror Form 10-K or the Acquiror's Form 8-K dated March 20, 2001, since January 31, 2001, the Acquiror and each Acquiror Subsidiary has conducted the Acquiror Business only in, and has not engaged in any material transaction other than according to, the Ordinary Course of Business, and there has not been:

           (a) any change in the financial condition, properties, business or results of operations of the Acquiror and the Acquiror Subsidiaries, to the knowledge of the Acquiror, except those changes that, individually or in the aggregate, are not reasonably likely to have an Acquiror Material Adverse Effect;

           (b) any material damage, destruction or other casualty loss with respect to any material asset or property owned, leased or otherwise used by the Acquiror or any Acquiror Subsidiary, whether or not covered by insurance;

           (c) any declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of the Acquiror, except for dividends or other distributions on its capital stock publicly announced prior to the date hereof,

           (d) any change by the Acquiror in accounting principles, practices or methods; or

           (e) any increase in the compensation payable or that could become payable by the Acquiror or any Acquiror Subsidiary to any of their respective current or former directors, officers or key employees or any amendment of any of the Acquiror Benefit Plans, other than increases or amendments in the Ordinary Course of Business or increases pursuant to the terms of the existing employment agreements, and no employment agreements with any directors, employees or officers of the Acquiror or any Acquiror Subsidiaries, other than renewals of employment agreements in accordance with their terms, have been entered into by the Acquiror or any Acquiror Subsidiary.

          SECTION  4.9     Litigation;  Orders.
                           -------------------

           (a) Except for the Acquiror's litigation with Vitria Technology Inc. (the "Vitria Litigation") and as set forth in Schedule 4.9(a) of the Acquiror Disclosure Schedule, there are no Actions pending or, to the knowledge of the Acquiror, threatened, anticipated or contemplated against, by or affecting the Acquiror or any Acquiror Subsidiary or any of their respective assets, at law, in equity or otherwise, in, before, by, or otherwise involving, any Governmental Entity, arbitrator or other Person. None of the Actions described above are reasonably likely to (i) have a Material Adverse Effect on the Acquiror or (ii) question, challenge the validity of, or have the effect of preventing, delaying, making illegal or otherwise interfering with, this Agreement, the transactions contemplated herein or any action taken or proposed to be taken by the Acquiror or any Acquiror Subsidiary pursuant hereto or in connection with the transactions contemplated herein. Except as set forth in
Schedule 4.9(a) of the Acquiror Disclosure Schedule, to the knowledge of the Acquiror, no event has occurred or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any such Action. The Acquiror has delivered or made available to the Acquiror copies of all pleadings, correspondence and other documents relating to each Action listed in
Schedule  4.9(a)  of  the  Acquiror  Disclosure  Schedule.

           (b) Neither the Acquiror, any Acquiror Subsidiaries, any assets owned or used by the Acquiror or any Acquiror Subsidiary, nor any officers or employees of the Acquiror are subject to any Order relating to the Acquiror Business.

          SECTION  4.10     Brokers  and  Finders.  No agent, broker, investment
                            ---------------------
banker, intermediary, finder, Person or firm acting on behalf of the Acquiror or any Acquiror Subsidiary or which has been retained by or is authorized to act on behalf of the Acquiror or any Acquiror Subsidiary is or would be entitled to any broker's or finder's fee or any other commission or similar fee, directly or indirectly, from any of the parties hereto in connection with the execution of this Agreement or upon consummation of the transactions contemplated herein.

          SECTION  4.11     No  Undisclosed  Liabilities.  Except  for  any
                            ----------------------------
Liabilities in connection with the Vitria Litigation, potential Liabilities referred to in the Acquiror Form 10-K or as set forth on Schedules 4.9(a) and
4.11 of the Acquiror Disclosure Schedule, neither the Acquiror nor any Acquiror Subsidiary has any Liabilities or obligations of any nature (and, to the knowledge of the Acquiror, there is no basis for any present or future Action against it giving rise to any Liability) except for (i) Liabilities or obligations reflected or reserved against in the Acquiror Balance Sheet and (ii) current Liabilities incurred in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of
Law)  since  the  respective  dates  thereof.

          SECTION  4.12     Intellectual  Property.
                            ----------------------

           (a)     Intellectual  Property  Assets.  The  term  "Acquiror
                   ------------------------------
Intellectual  Property  Assets"  includes:

                (i) the name Vsource and all registered trademarks, service marks, and applications (collectively, "Acquiror Marks");

                (ii) all know-how, trade secrets, confidential information, software, technical information, process technology, plans, drawings, and blue prints (collectively, "Acquiror Trade Secrets"); and

                (iii) all domain names and URL addresses for websites on the internet or the world wide web ("Acquiror Domain Names");
owned, used, or licensed by the Acquiror or any Acquiror Subsidiary as licensee or licensor.

           (b)     Intellectual  Property  Necessary  for the Acquiror Business.
                   ------------------------------------------------------------
The Acquiror Intellectual Property Assets are all those necessary for the operation of the Acquiror Business as it is currently conducted. Except as set forth in Schedule 4.12(b) of the Acquiror Disclosure Schedule, the Acquiror and/or one or more of the Acquiror Subsidiaries is the owner of all right, title, and interest in and to, or has the right to use, each of the Acquiror Intellectual Property Assets, free and clear of all Liens, and other adverse claims and has the right to use, without any payment to any third party in excess of $50,000 per year, all of the Acquiror Intellectual Property Assets.

           (c)     Trademarks.
                   ----------

                (i) The Acquiror Form 10-K contains a true, complete and correct list and summary description of all Acquiror Marks. To the knowledge of the Acquiror, the Acquiror and/or one or more the Acquiror Subsidiary is the owner, licensor or licensee of all right, title, and interest in and to each of the Acquiror Marks, free and clear of all Liens, and other adverse claims.

                (ii) No Acquiror Mark has been or is now involved in any opposition, invalidation, or cancellation and, to the knowledge of the Acquiror, no such action is threatened with respect to any of the Acquiror Marks.

                (iii) To the knowledge of the Acquiror, there is no trademark or trademark application of any third party which potentially interferes with any of the Acquiror Marks.

                (iv) No Acquiror Mark is infringed or, to the knowledge of the Acquiror, has been challenged or threatened in any way by any other Person. To the knowledge of the Acquiror, none of the Acquiror Marks used by the Acquiror or any Acquiror Subsidiary infringes or is alleged to infringe any trade name, trademark, or service mark of any third party.

           (d)     Trade  Secrets.  To  the  knowledge  of  the  Acquiror,  the
                   --------------
Acquiror and/or one or more of the Acquiror Subsidiaries has good title and an absolute (but not necessarily exclusive) right to use the Acquiror Trade Secrets. To the knowledge of the Acquiror, the Acquiror Trade Secrets are not part of the public knowledge or literature, and, to the knowledge of the Acquiror, have not been used, divulged, or appropriated either for the benefit of any Person (other than the Acquiror or any Acquiror Subsidiary or pursuant to a non-disclosure agreement), or to the detriment of the Acquiror or any Acquiror Subsidiary. No Acquiror Trade Secret is subject to any adverse claim or, to the knowledge of the Acquiror or any Acquiror Subsidiary, has been challenged or threatened in any way.

           (e)     Domain  Names.  Schedule  4.12(e)  of the Acquiror Disclosure
                   -------------
Schedule sets forth a complete list of all Acquiror Domain Names used in the conduct of the Acquiror's Business. The Acquiror and/or one or more Acquiror Subsidiaries is the owner of all right, title, and interest in and to each of the Acquiror Domain Names, free and clear of all Liens. Such Acquiror Domain Names are properly registered with Network Solutions or such other agency or company duly authorized by relevant Governmental Entities to maintain such registry, and all fees due in respect of such registrations have been paid

          SECTION  4.13     Certain  Payments.  Since  their  incorporation  or
                            -----------------
organization, neither the Acquiror nor any Acquiror Subsidiary has nor has any Representative of the Acquiror or any Acquiror Subsidiary, or to the knowledge of the Acquiror or any other Person associated with or acting for or on behalf of the Acquiror or any Acquiror Subsidiary, directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business,
(ii) to pay for favorable treatment for business secured, or (iii) to obtain special concessions or for special concessions already obtained, for or in respect of the Acquiror or any Acquiror Subsidiary or (b) established or maintained any fund or asset that has not been recorded in the books and records of the Acquiror or any Acquiror Subsidiary.

          SECTION  4.14     Takeover  Statutes.  No  Takeover  Statute  or  any
                            ------------------
applicable anti-takeover provision in the Acquiror's Organizational Documents is, or at the Closing will be, applicable to the transactions contemplated in this Agreement.

          SECTION  4.15     No Other Representation or Warranty.  Except for the
                            -----------------------------------
representations and warranties contained in this Article IV, neither the Acquiror nor any Acquiror Subsidiary makes any other express or implied representation or warranty on behalf of the Acquiror or any Acquiror Subsidiary.

          SECTION  4.16     Certain  Contracts.  Except as set forth in Schedule
                            ------------------
4.16 of the Acquiror Disclosure Schedule, neither the Acquiror nor any Acquiror Subsidiary is a party to or bound by any Contract prohibiting or limiting the ability of the Acquiror or any Acquiror Subsidiary (i) to engage in any line of business, (ii) to compete with any Person, (iii) to carry on or expand the nature or geographical scope of the Acquiror Business anywhere in the world or
(iv) to disclose any confidential information in the possession of the Acquiror or any Acquiror Subsidiary (and not otherwise generally available to the public), other than, in the case of (iv) only, any Contract for the sale or purchase of goods or services or any non-disclosure agreement entered into in connection with the possible or actual sale or purchase of goods or services in the ordinary course of business that does not meet any other of the criteria set forth in this Section 4.16.

                                    ARTICLE V

                                    COVENANTS

          SECTION  5.1     Company  Conduct  of Business.  The Company covenants
                           -----------------------------
and agrees that after the date hereof and prior to the Closing, except as requested or consented to by the Acquiror in writing (such consent not to be unreasonably withheld or delayed) and except as otherwise expressly contemplated in this Agreement, the Company and each Company Subsidiary shall:

           (a) conduct the Company Business only in the Ordinary Course of Business;

           (b) except as set forth on Schedule 5.1(b) of the Company Disclosure Schedule, use their respective reasonable efforts to preserve intact the current business organization of the Company and each Company Subsidiary (including all material supply, license, franchise and similar relationships of such business), keep available the services of the current officers, employees, and agents of the Company and each Company Subsidiary, and maintain the relationships and goodwill with all material suppliers, distributors, sales representatives, customers, clients, landlords, lessors, creditors, employees, agents, and others having business relationships with the Company and each Company Subsidiary, in each case to the extent not included in the Excluded Assets;

           (c) not take any affirmative action, or fail to take any action within their or its control, as a result of which any of the changes or events listed in Section 3.7 is reasonably likely to occur;

           (d) not settle any audit, make or change any Tax election, file any amended Tax Return or take any other action with respect to Taxes that is outside the Ordinary Course of Business or inconsistent with past practice;

           (e) confer with the Acquiror concerning operational matters of a material nature; provided, however that the officers and directors of the Company shall retain sole and exclusive decision-making authority regarding such matters; and

           (f) otherwise report periodically to the Acquiror concerning the status of the Company Business and the status of the operations, and finances of the Company and each Company Subsidiary.

          SECTION  5.2     Acquiror Conduct of Business.  The Acquiror covenants
                           ----------------------------
and agrees as to itself and each Acquiror Subsidiary to use reasonable efforts to ensure that after the date hereof and prior to the Closing, except as requested or consented to by the Company in writing (such consent not to be unreasonably withheld or delayed) and except as otherwise expressly contemplated in this Agreement, the Acquiror and each Acquiror Subsidiary shall:

           (a) conduct the Acquiror Business only in the Ordinary Course of Business;

           (b) use its best efforts to preserve intact the current business organization of the Acquiror and each Acquiror Subsidiary (including all supply, license, franchise and similar relationships of such business), keep available the services of the current officers, employees, and agents of the Acquiror and each Acquiror Subsidiary, and maintain the relationships and goodwill with suppliers, distributors, sales representatives, customers, clients, landlords, lessors, creditors, employees, agents, and others having business relationships with the Acquiror and each Acquiror Subsidiary;

           (c) not take any affirmative action, or fail to take any action within its control, as a result of which any of the changes or events listed in
Section  4.8  is  reasonably  likely  to  occur;

           (d) not settle any audit, make or change any Tax election, file any amended Tax Return or take any other action with respect to Taxes that is outside the Ordinary Course of Business or inconsistent with past practice;

           (e) confer with the Company concerning operational matters of a material nature; provide however that the officers and directors of the Acquiror shall retain sole and exclusive decision-making authority regarding such matters; and

           (f) otherwise report periodically to Company concerning the status of the Acquiror Business and the status of the operations and finances of the Acquiror and each Acquiror Subsidiary.

          SECTION  5.3     Access.  Between  the  Date of this Agreement and the
                           ------
Closing  Date:

           (a) The Company shall, and the Company shall cause the Company Subsidiaries and each of their respective Representatives to, (i) afford the Acquiror and its Representatives and the Acquiror's prospective lenders and their Representatives (collectively, the "Acquiror Advisors") access to the Company's and each Company Subsidiary's personnel, customers, assets, premises, properties, Contracts, books and records, and other documents and data during normal business hours and at such other times as the parties may agree, (ii) furnish Acquiror and the Acquiror Advisors with copies of all such Contracts, books and records, and other existing documents and data as the Acquiror may reasonably request, (iii) furnish the Acquiror and the Acquiror Advisors with such additional financial, operating, and other data and information as the Acquiror may reasonably request and (iv) otherwise cooperate with any investigation by the Acquiror and the Acquiror's Advisors, and the Company and each Company Subsidiary shall authorize the Company Accountants to permit the Acquiror and the Acquiror Accountants to examine all accounting records and working papers pertaining to the Company Financial Statements. No investigation pursuant to this Section 5.3(a) shall affect or be deemed to modify any representation or warranty made by the Company. The foregoing shall not require the Company to permit or cause to permit any inspection, or to disclose or cause to disclose any information, that in the reasonable judgment of the Company is reasonably likely to result in the violation of any Law or Order or disclosure of any trade secrets of third parties or violate any of its obligations with respect to confidentiality if the Company shall have used reasonable efforts to obtain the consent of such third party to such inspection or disclosure. All requests for information made pursuant to this Section 5.3(a) shall be directed to an executive officer of the Company or such person as may be designated by such officer of the Company; and

           (b) The Acquiror shall, and shall cause the Acquiror Subsidiaries and Related Persons and each of their respective Representatives to, (i) afford the Company and its Representatives access to the Acquiror's and each Acquiror Subsidiary's personnel, premises, properties, Contracts, books and records, and other documents and data, (ii) furnish the Company and its Representatives with copies of all such Contracts, books and records, and other existing documents and data as they may reasonably request, (iii) afford the Company and its Representatives with such additional financial, operating, and other data and information as the Company and its Representatives may reasonably request and
(iv) otherwise cooperate with any investigation by the Company and its Representatives, and the Acquiror and each Acquiror Subsidiary shall authorize the Acquiror's Accountants to permit the Company and the Company Accountants to examine all accounting records and working papers pertaining to the Acquiror Financial Statements. No investigation pursuant to this Section 5.3(b) shall affect or be deemed to modify any representation or warranty made by the Acquiror. The foregoing shall not require the Acquiror to permit any inspection, or to disclose any information, that in the reasonable judgment of the Acquiror is reasonably likely to result in the disclosure of any trade secrets of third parties or violate any of its obligations with respect to confidentiality if the Acquiror shall have used reasonable efforts to obtain the consent of such third party to such inspection or disclosure. All requests for permit made pursuant to this Section 5.3(a) shall be directed to an executive officer of the Acquiror or such person as may be designated by such officer.

          SECTION  5.4     Required  Approvals.  Each party hereto hereby agrees
                           -------------------
to cooperate with each other party and use reasonable efforts to promptly prepare and file all necessary documentation to the extent reasonably necessary and as required by applicable Laws, to effect all necessary applications, notices, petitions, filings and other documents and to obtain as promptly as practicable all necessary permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary to consummate the transactions contemplated herein. Each party shall have the right to review in advance, and to the extent practicable each will consult the other on, in each case subject to applicable Laws relating to the exchange of information, all the information relating to such party or its Subsidiaries, that appear in any filing made with, or written materials submitted to, all third parties and Governmental Entities in connection with the transactions contemplated in this Agreement. In exercising the foregoing right, each of the parties shall act reasonably and as promptly as practicable. The Acquiror and the Company agree that they will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein, including promptly furnishing the other with copies of notice or other communications received by the Acquiror, the Company or any Company Subsidiary, from all third parties and Governmental Entities with respect to the transactions contemplated herein. The Company shall give prompt notice to the Acquiror of any change that is reasonably likely to result in a Company Material Adverse Effect. The Acquiror shall give prompt notice to the Company of any change that is reasonably likely to result in an Acquiror Material Adverse Effect.

          SECTION  5.5     Publicity.  The  initial press release announcing the
                           ---------
transactions contemplated herein shall be released jointly after consultation between the parties hereto and thereafter the parties hereto shall consult with each other prior to issuing any press releases or otherwise making public announcements with respect to the transactions contemplated herein and prior to making any filings with any Governmental Entity or with any national securities exchange interdealer quotation service with respect thereto, except as may be required by Law or by obligations pursuant to any listing agreement with or rules of any national securities exchange or interdealer quotation service. All press releases and public announcements shall comply with either or both Rules 135c and Rule 135e under the Securities Act, if applicable.

          SECTION  5.6     Confidentiality.
                           ---------------

           (a) Notwithstanding anything herein to the contrary, the Company shall, and shall use reasonable efforts to, cause the Company Subsidiaries and each of their respective Representatives to, maintain in confidence and not use to the detriment of the Acquiror or any Acquiror Subsidiary any written, oral or other information relating to or obtained from the Acquiror, the Acquiror Subsidiaries or Related Persons or any of their Representatives in connection with this Agreement or the transactions contemplated herein, except to the extent (i) any such information is or becomes generally available to the public other than as a result of disclosure by the Company, their Subsidiaries and Related Persons or any of their respective Representatives, (ii) any such information is required to be disclosed by Law or a court or Governmental Entity of competent jurisdiction, (iii) any such information was or becomes available to the Company on a non-confidential basis and from a source (other than a party to this Agreement or any Representative of such party) that is not bound by a confidentiality agreement or (iv) that use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the transactions contemplated herein, and the Company shall instruct its Representatives having access to such information of such obligation of confidentiality. The Acquiror shall, and shall cause the Acquiror Subsidiaries and Related Persons and each of their respective Representatives to, maintain in confidence and not use to the detriment of the Company or any Company Subsidiary any written, oral or other information relating to or obtained from the Company, the Company Subsidiaries or Related Persons or any of their Representatives in connection with this Agreement or the transactions contemplated herein, except to the extent (i) any such information is or becomes generally available to the public other than as a result of disclosure by the Acquiror, its Subsidiaries and Related Persons or any of their respective Representatives, (ii) any such information is required to be disclosed by Law or a court or Governmental Entity of competent jurisdiction, (iii) any such information was or becomes available to the Acquiror on a non-confidential basis and from a source (other than a party to this Agreement or any Representative of such party) that is not bound by a confidentiality agreement or (iv) that use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the transactions contemplated herein, and the Acquiror shall instruct its Representatives having access to such information of such obligation of confidentiality.

           (b) If for any reason this Agreement is terminated, or the transactions contemplated herein are abandoned, the Company shall promptly return to the Acquiror or, at the Acquiror's option, destroy all copies of material containing confidential or proprietary information disclosed to the Company by the Acquiror, any Acquiror Subsidiary or Related Persons or any of their Representatives, and the Acquiror shall promptly return to the Company or at their request destroy all copies of materials containing confidential or proprietary information disclosed to the Acquiror by the Company. The redelivery or destruction of such confidential material by a party shall not relieve any party of its obligations regarding confidentiality.

           (c) The provisions in this Section 5.6 supersede and replace the provisions of the Non Disclosure Agreement between the Company and the Acquiror.

          SECTION  5.7     Expenses.  Subject  to  Section  7.2(b) and except as
                           --------
otherwise expressly provided herein, whether or not the transactions contemplated herein are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated herein shall be paid by the party incurring such expense. Without limiting the generality of the foregoing, each party shall pay all legal, accounting and investment banking fees, and other fees to consultants and advisors incurred by it, relating to this Agreement and the transactions contemplated herein. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by another party. The Company and the Acquiror shall each be liable for 50% of all stamp or transfer taxes arising from the transfer of the share capital of any Company Subsidiary or other Company Assets.

          SECTION 5.8     Further Assurances.  At any time and from time to time
                          ------------------
after the Closing Date, the parties hereto agree to (a) furnish upon request to each other such further assurances, information, documents, instruments of transfer or assignment, files and books and records, (b) promptly execute, acknowledge, and deliver any such further assurances, documents, instruments of transfer or assignment, files and books and records, and (c) do all such further acts and things, all as such other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to herein.

          SECTION  5.9     Notification.  Between the date of this Agreement and
                           ------------
the  Closing  Date:

           (a) The Company shall promptly notify the Acquiror in writing if the Company or any Company Subsidiary becomes aware of any fact or condition that causes or constitutes a material breach of any of the Company's representations and warranties as of the date of this Agreement, or if the Company or any Company Subsidiary becomes aware of the occurrence after the date of this Agreement of any fact or condition that could (except as expressly contemplated herein) cause or constitute a material breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Company Disclosure Schedule if the Company Disclosure Schedule were dated the date of the occurrence or discovery of any such fact or condition, the Company shall promptly deliver to the Acquiror a supplement to the Company Disclosure Schedule specifying such change. During the same period, the Company shall promptly notify the Acquiror of the occurrence of any breach of any covenant, agreement, undertaking or obligation of the Company in this Article V or of the occurrence of any event that may make the satisfaction of the conditions in Section 6.1 impossible or not reasonably likely; and

           (b) The Acquiror shall promptly notify the Company in writing if the Acquiror or any Acquiror Subsidiary becomes aware of any fact or condition that causes or constitutes a material breach of any of the Acquiror's representations and warranties as of the date of this Agreement, or if the Acquiror or any Acquiror Subsidiary becomes aware of the occurrence after the date of this Agreement of any fact or condition that could (except as expressly contemplated herein) cause or constitute a material breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Acquiror Disclosure Schedule if the Acquiror Disclosure Schedule were dated the date of the occurrence or discovery of any such fact or condition, the Acquiror shall promptly deliver to the Company a supplement to the Acquiror Disclosure Schedule specifying such change.

During the same period, the Acquiror shall promptly notify the to the Company of the occurrence of any breach of any covenant, agreement, undertaking or obligation of the Acquiror in this Article V or of the occurrence of any event that may make the satisfaction of the conditions in Section 6.2 impossible or not reasonably likely.

           (c) Neither the delivery nor the failure to deliver any notice required under this Section 5.9 shall constitute a waiver of any defense that may be validly asserted to any claim related to the contents (not the failure to deliver) of the notice delivered or failed to be delivered.

          SECTION  5.10     New  Options.  Promptly  after  Closing,  subject to
                            ------------
applicable Law, the Acquiror shall grant to the then employees of the Company Subsidiaries and the previous employees of the Company that are after Closing direct employees or officers of the Acquiror or Acquiror Subsidiaries options to purchase shares of Acquiror Common Stock pursuant to the terms of the Stock Option Plan of the Acquiror and in an amount determined by the Board of Directors or the Compensation Committee of the Acquiror.

          SECTION 5.11     Intercompany Liabilities.  At or prior to the Closing
                           ------------------------
the Company shall take all actions necessary so that (i) the Company and each Company Subsidiary shall have no Liability to any Company Shareholder or any Related Person of any Company Shareholder after the Closing, including the obligation to pay a dividend to any Company Shareholder or any Related Person of any Company Shareholder other than pursuant to the Amended and Restated Bridge Loan Agreement (ii) each Company Subsidiary, other than any Company Subsidiary that is an Excluded Asset, shall have no Liability to the Company, and (iii) the Company shall have no Liability to any Company Subsidiary, other than any Company Subsidiary that is an Excluded Asset.

          SECTION  5.12     Company  Shareholders  Meeting.
                            ------------------------------

           (a) The Company agrees, promptly after the date hereof, to take all action necessary in accordance with the laws of the Cayman Islands and the Company's Organizational Documents to convene a meeting of the shareholders of the Company (the "Company Shareholders' Meeting") to consider approval and adoption of this Agreement and the transactions contemplated herein. The Company will use reasonable efforts to solicit from its shareholders proxies in favor of approval and adoption of this Agreement and the transactions contemplated herein and will take all other action necessary or advisable to secure the vote or consent of its shareholders as required by the law of the Cayman Islands and the Company Organizational Documents. Notwithstanding anything to the contrary contained in this Agreement, the Company may adjourn or postpone the Company Shareholders' Meeting, but only to the extent necessary to ensure that any necessary supplement or amendment to any proxy statement provided to the shareholders of the Company in advance of a vote on the approval and adoption of this Agreement and the transactions contemplated herein or, if as of the time for which Company Shareholders' Meeting is originally scheduled (as set forth in the Company Proxy Statement) there are insufficient shares of capital stock of the Company represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Shareholders' Meeting. The Company shall ensure that the Company Shareholders' Meeting is called, noticed, convened, held and conducted, and that all proxies solicited by the Company in connection with the Company Shareholders' Meeting are solicited, in compliance with the law of the Caymans Islands, the Company Organizational Documents, and all other applicable legal requirements. The Company's obligation to call, give notice of, convene and hold the Company Shareholders' Meeting in accordance with this Section 5.12(a) shall not be limited to or otherwise affected by the commencement, disclosure, announcement or submission to the Company or any Company Shareholder of any acquisition proposal by a third party, or by any withdrawal, amendment or modification of the recommendation of the Board of Directors of the Company with respect to this Agreement or the transactions contemplated hereby.

           (b) The Company agrees, as to itself and the Company Subsidiaries that none of the information regarding the Company and the Company Subsidiaries to be provided to the Acquiror to be included or incorporated by reference in the Acquiror Proxy Statement will, at the time the Acquiror Proxy Statement is published and mailed to the Acquiror's stockholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          SECTION  5.13     Shareholder  Representation  Letters.  The  Company
                            ------------------------------------
shall use its best efforts to deliver to Acquiror prior to Closing duly executed Representation Letters, in the form set forth in Exhibit 3.2(b)-1 hereto from each Company Shareholder that has not otherwise duly executed and delivered to the Acquiror a Representation Letter on or prior to Closing.

          SECTION 5.14     Additional Representation Letters.  The Company shall
                           ---------------------------------
not distribute, by liquidation, repurchase of securities issued by the Company or one its Related Persons or otherwise, any Acquiror Common Stock to any Person that has not delivered a Representation Letter, unless prior to such distribution the Company shall have received a letter from such Person agreeing and representing to the same extent as provided in the Representation Letter.

          SECTION  5.15     Nasdaq Listing of Additional Shares.  Promptly after
                            -----------------------------------
the date hereof, the Acquiror shall file with the Nasdaq Stock Market a Notification Form for the Listing of Additional Shares in respect of the Shares.

          SECTION  5.16     Exclusivity.  The  Company  will  not  (and will not
                            -----------
cause or permit any of the Company Subsidiaries or any of their directors, officers, employees, or agents to) (i) directly or indirectly, through any representative or otherwise, solicit or entertain offers from, negotiate with or in any manner encourage, discuss, accept, or consider any proposal of any other Person relating to the acquisition of any shares of stock of the Company or any Company Subsidiary, any of their assets or business, in whole or in part, whether through direct purchase, merger, consolidation, or other business combination (other than sales of inventory in the ordinary course), or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. The Company will notify the Buyer immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.


          SECTION  5.17     Name.  Promptly  after  the Closing the Company will
                            ----
change  its  name  to  a  name  that  is  dissimilar  to  NetCel360.

                                   ARTICLE VI

                              CONDITIONS TO CLOSING

          SECTION  6.1     Conditions  to  Obligations  of  the  Acquiror.  The
                           ----------------------------------------------
obligation of the Acquiror to consummate the Acquisition and to take the other actions to be taken by the Acquiror at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived in whole or in part by the Acquiror):

           (a)     Representations  and  Warranties.  All of the representations
                   --------------------------------
and warranties of the Company set forth in this Agreement (considered collectively), and each of these representations and warranties (considered individually), shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date, with the same effect as though such representations and warranties had been made on and as of the Closing Date, without giving effect to any supplement to the Company Disclosure Schedule (delivered to the Acquiror in accordance with Section 5.9(a) hereof), except that such representations and warranties that are made as of a specific date need only be true in all material respects as of such date; provided, however, that the entering into of additional Contracts by the Company or any Company Subsidiary subsequent to the date hereof and prior to the Closing Date shall not cause the representation contained in Section 3.14 hereof not to be materially true as of the Closing if such additional Contracts are entered into in the Ordinary Course of Business.

           (b)     Covenants.  All  of  the  covenants, agreements, undertakings
                   ---------
and obligations that the Company is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants, agreements, undertakings and obligations (considered individually), shall have been duly performed and substantially complied with. The Company must have delivered to the Acquiror each of the documents required to be delivered by Company pursuant to Sections 2.4 or 6.1 hereof and each of the covenants, agreements, undertakings and obligations in Sections 5.4 and 5.12 hereof must have been fully complied with.

           (c)     Shareholder  Approval.  The  consummation of the transactions
                   ---------------------
contemplated herein shall have been approved by the appropriate resolutions of Company Shareholders.

           (d)     Officer's  Certificate.  The  Acquiror  shall have received a
                   ----------------------
certificate, dated as of the Closing Date and signed by a senior executive officer or officers of the Company, representing that the conditions referred to in Sections 6.1(a), 6.1(b) and 6.1(c) hereof (regarding the Company) have been satisfied and the changes set forth in 6.1(k) hereof have not occurred.

           (e)     Secretary's  Certificate.  The  Acquiror  shall have received
                   ------------------------
copies of the resolutions of the Board of Directors (or other similar governing body) of the Company, authorizing the execution, delivery and performance of this Agreement and certificates of the secretaries or assistant secretaries of such corporations dated as of the Closing Date, to the effect that such resolutions were duly adopted and are in full force and effect, together with copies of the memorandum of association and articles of association (or equivalent documents) of each such corporation certified by such officers.

           (f)     No Prohibition.  Neither the consummation nor the performance
                   --------------
of any of the transactions contemplated herein will, directly or indirectly (with or without the giving of notice or the lapse of time or both), contravene, or conflict with, or result in a violation of, or cause the Acquiror or any Related Person of the Acquiror to suffer any adverse consequences under, (i) any applicable Law or Order, or (ii) any Law or Order that has been published, introduced, or otherwise proposed by or before any Governmental Entity.

           (g)     No Action.  No Action or Order shall be pending or threatened
                   ---------
which (i) involves a challenge to or seeks to prohibit, delay or restrict the consummation of any of the transactions contemplated herein, (ii) questions the validity or legality of any of the transactions contemplated herein, or (iii) could adversely affect the right of the Acquiror to own any of the Company Assets or operate the Company Business.

           (h)     Receipt  of Company Assets.  The Acquiror shall have received
                   --------------------------
from  the  Company all documents transferring the Company Assets, as provided in
Section 2.4 and otherwise as reasonably requested by the Acquiror. There shall not have been made or threatened by any Person any claim asserting that such Person is the rightful owner of any Company Assets or is entitled to any of the consideration being paid by the Acquiror for the Company Assets.

           (i)     Consents.  Each  of  the  consents, registrations, approvals,
                   --------
declarations, permits or authorizations set forth in Schedules 3.4 and 3.5 of the Company Disclosure Schedule shall have been obtained and must be in full force and effect.

           (j)     Opinion of Counsel.  The Company shall have caused Maples and
                   ------------------
Calder Asia, Cayman Islands counsel for the Company, to issue to the Acquiror an opinion, dated as of the Closing Date, in substantially the form as Exhibit 6.1(j) hereto.

           (k)     No  Material  Adverse  Effect.  There shall not have occurred
                   -----------------------------
any change in the business, operations, properties, prospects, assets, or condition of the Company or any Company Subsidiary since the date hereof is reasonably likely to constitute a Company Material Adverse Effect on the Company, and no event has occurred or circumstance exists that is reasonably likely to result in such a Company Material Adverse Effect.

           (l)     No  Damage.  There  shall  not have occurred any damage to or
                   ----------
destruction of any assets or properties of the Company or any Company Subsidiary, the cost of the repair or replacement of which could be more than $50,000 in excess of insurance proceeds (whether or not received) with respect thereto.

           (m)     Employment  Agreements.  Phillip Kelly and Dennis Smith shall
                   ----------------------
have entered into employment agreements with the Acquiror with mutually satisfactory terms.

           (n)     Termination  of  Agreements.  All  agreements, understandings
                   ---------------------------
and contracts between the Company and any Company Subsidiary that is not an Excluded Asset shall have been terminated and any liability of such Company Subsidiaries thereunder shall have been waived.

           (o)     Nasdaq Listing of Additional Shares.  Fifteen days shall have
                   -----------------------------------
passed since the filing with the Nasdaq Stock Market of a Notification Form for the Listing of Additional Shares, unless the Acquiror shall have received from the Nasdaq Stock Market a waiver of the 15-day prior notification requirement under Nasdaq Stock Market Rule 4320(e)(15)(D).

           (p)     Due  Diligence.  The  Acquiror  shall  have completed its due
                   --------------
diligence investigation of the Company and the Company Business and the results of such investigation shall be reasonably satisfactory to Acquiror.

           (q)     Fairness Opinion.  The Acquiror shall have received a written
                   ----------------
opinion, in form and substance reasonable satisfactory to the Acquiror, from Jeffries & Co. ("Jeffries"), stating that in Jeffries' opinion the transactions contemplated by this Agreement are fair from a financial point of view to the stockholders of the Acquiror.

           (r)     Loan  Agreement.  The  Acquiror  shall  have  entered  into a
                   ---------------
binding loan agreement providing for a loan of at least $2.0 million, with terms at least as favorable to the Acquiror as those contained in the Commitment Letter, dated the date hereof, among Mercantile Capital Partners I, LP, Dennis Smith, Phillip Kelly and the Acquiror.

           (s)     Fairness Opinion.  The Acquiror shall have received a written
                   ----------------
opinion, in form and substance satisfactory to the Acquiror, from Jeffries, stating that the financing described in clause (r) of this Section 6.1 is fair from a financial point of view to the stockholders of the Acquiror.

          SECTION  6.2     Conditions  to  Obligations  of  the  Company.  The
                           ---------------------------------------------
obligation of the Company to consummate the sale of the Company Assets and to take the other actions to be taken by Company at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived in whole or in part by Company):

           (a)     Representations  and  Warranties.  All of the representations
                   --------------------------------
and warranties of the Acquiror set forth in this Agreement (considered collectively), and each of these representations and warranties (considered individually), shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date, with the same effect as though such representations and warranties had been made on and as of the Closing Date, without giving effect to any supplement to the Acquiror Disclosure Schedule (delivered to the Company in accordance with Section 5.9(b) hereof), except that such representations and warranties that are made as of a specific date need only be true in all material respects as of such date; provided however, that any representation or warranty that is qualified by materiality or by reference to an Acquiror Material Adverse Effect shall be true and correct in all respects as of the Closing Date or as of such earlier date, as the case may be.

           (b)     Covenants.  All  of  the  covenants, agreements, undertakings
                   ---------
and obligations that the Acquiror is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants, agreements, undertakings and obligations (considered individually), shall have been duly performed and substantially complied with. The Acquiror must have delivered to Company each of the documents required to be delivered by the Acquiror pursuant to Section 6.2 hereof.

           (c)     Shareholder  Approval.  The  consummation of the transactions
                   ---------------------
contemplated herein shall have been approved by the appropriate resolutions of Company Shareholders.

           (d)     Officer's  Certificate.  The Company shall have received from
                   ----------------------
the Acquiror a certificate, dated as of the Closing Date and signed by a senior executive officer or officers of the Acquiror, representing that the conditions referred to in Sections 6.2(a) and 6.2(b) hereof have been satisfied.

           (e)     Secretary's  Certificate.  The  Company  shall  have received
                   ------------------------
copies of the resolutions of the Board of Directors (or other similar governing body) of the Acquiror authorizing the execution, delivery and performance of this Agreement and certificates of the secretaries or assistant secretaries of the Acquiror dated as of the Closing Date, to the effect that such resolutions were duly adopted and are in full force and effect, together with copies of the memorandum of association and articles of association (or equivalent documents) of the Acquiror certified by such officers.

           (f)     No  Prohibition.  There  is  no  Law  or Order in effect that
                   ---------------
prohibits  the  sale  of  the  Company  Assets  by  the Company to the Acquiror.

           (g)     No Action.  No Action or Order shall be pending or threatened
                   ---------
which (i) involves a challenge to or seeks to prohibit, delay or restrict the consummation of any of the transactions contemplated herein or (ii) questions the validity or legality of any of the transactions contemplated herein.

           (h)     Receipt  of  Purchase Price.  The Company shall have received
                   ---------------------------
from  the  Acquiror  the  Shares  to  be  issued  pursuant  to  Section  2.3(a).

           (i)     Consents.  Each  of  the  consents, registrations, approvals,
                   --------
declarations, permits or authorizations set forth in Schedule 4.5 of the Acquiror Disclosure Schedule, shall have been obtained and must be in full force and effect.

           (j)     Opinion  of  Counsel.  The  Acquiror  shall  have  caused
                   --------------------
McDermott, Will & Emery, United States counsel for the Acquiror, to issue to the Company an opinion, dated as of the Closing Date, relating to the Acquiror good standing, due authorization and execution of this Agreement, the valid and binding nature of this Agreement, appropriate authorization to issue the Shares, with standard assumptions and qualifications and otherwise in form and substance reasonably satisfactory to the Company.

           (k)     No  Material  Adverse  Effect.  There shall not have occurred
                   -----------------------------
any change in the assets or liabilities of the Acquiror or any Acquiror Subsidiary since the date hereof that is reasonably likely to constitute an Acquiror Material Adverse Effect, and no event has occurred or circumstance exists that is reasonably likely to result in such an Acquiror Material Adverse Effect.

           (l)     Board  Representation.  The  Acquiror  shall  have taken such
                   ---------------------
actions as may be necessary to appoint Phillip Kelly and Dennis Smith to the Acquiror's board of directors.

                                   ARTICLE VII

                                   TERMINATION

          SECTION  7.1     Termination.  Notwithstanding  anything  in  this
                           -----------
Agreement to the contrary, this Agreement and the transactions contemplated herein may, by written notice given at any time prior to the Closing, be terminated:

           (a) by either the Acquiror or the Company, upon their mutual written consent;

           (b) by either the Acquiror or the Company if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to fully comply with its obligations hereunder) on or before June 30, 2001;

           (c) by either the Acquiror or the Company, if any Governmental Entity shall have issued, enacted, entered, promulgated or enforced any Order, or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated herein and such Order, or other action shall have become final and non-appealable, provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(d) shall not be available to any party that has failed to fully comply with its obligations hereunder in any manner that shall have proximately contributed to the occurrence of such Order;

           (d) by the Acquiror, if (x) the Company has breached any representation, warranty or covenant contained in this Agreement in any material respect, or (y) if satisfaction of the conditions set forth in Section 6.1 is or becomes impossible (other than through the failure of the Acquiror to fully comply with its obligations hereunder) and the Acquiror has not waived such condition on or before the Closing Date; or

           (e) by the Company, if (x) the Acquiror has breached any representation, warranty or covenant contained in this Agreement in any material respect, or (y) if satisfaction of the conditions set forth in Section 6.02 is or becomes impossible (other than through the failure of the Company to fully comply with its obligations hereunder) and the Company has not waived such condition on or before the Closing Date.

           (f) by either the Acquiror or the Company if the required approval of the Company Shareholders has not been obtained by reason of the failure to obtain the required vote at the Company Shareholders' Meeting; provided, however that the right to terminate this Agreement pursuant to this
Section 7.1(f) shall not be available to the Company if the failure to obtain approval and adoption of this Agreement and the transactions contemplated herein at the Company Shareholders' Meeting shall have been caused by the action or failure to act of the Company and such action or failure to act constitutes a material breach by the Company of this Agreement.

          SECTION  7.2     Effect  of  Termination;  Survival.
                           ----------------------------------

           (a) In the event of the termination and abandonment of this Agreement pursuant to Section 7.1 herein, this Agreement (other than Section 5.6 (Confidentiality), Section 5.7 (Expenses), Section 9.5 (Governing Law) and
Section 9.6 (Consent to Jurisdiction; Waiver of Jury Trial), which shall remain in full force and effect) shall forthwith become null and void and no party hereto (or any of their respective Representatives or stockholders) shall have any Liability or further obligation to any other party hereto, except as provided in this Section 7.2; provided, however that if this Agreement is terminated by the Acquiror or the Company because of the breach of this Agreement by the Acquiror or the Company because one or more of the conditions to the Acquiror's or the Company's obligations under this Agreement is not satisfied as a result of the Acquiror's or the Company's failure to fully comply with its obligations under this Agreement, the terminating party's rights to pursue all legal remedies will survive such termination unimpaired.

           (b) If the transaction contemplated herein has not been approved by the appropriate resolutions of Company Shareholders on or before June 7, 2001, then the Company shall reimburse the Acquiror for the reasonable fees and disbursements of the Acquiror's legal, accounting and other professional advisors incurred in connection with the Acquiror's attempt to complete the transactions contemplated by this Agreement.

           (c)     If  (i)  the  Acquiror  terminates this Agreement pursuant to
Section 7.1(d)(x) or 7.1(f), and (ii) the Company sells a substantial portion of the Company Business within 120 days of such termination (whether through a sale of assets, merger, stock exchange, or otherwise), then the Company shall promptly pay $1.0 million in cash to the Acquiror.

           (d)     If  (i)  the  Company  terminates  this Agreement pursuant to
Section 7.1(e)(x), and (ii) the Acquiror purchases another company (for consideration with a fair market value in excess of $2.0 million) within 120 days from the date of such termination, then the Acquiror shall promptly pay to the Company $1.0 million in cash.

           (e) Notwithstanding (i) the making of this Agreement, (ii) any investigation or examination conducted with respect to, or any knowledge acquired (or capable of being acquired) about the accuracy or inaccuracy of or compliance with, any representation, warranty, covenant, agreement, undertaking or obligation made by or on behalf of the parties hereto, (iii) the waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant, agreement, undertaking or obligation, and (iv) the Closing hereunder:

                (i) All of the representations and warranties of the parties contained in Article III of this Agreement, the Company Disclosure Schedule, any supplements to the Company Disclosure Schedule (delivered to the Acquiror in accordance with Section 5.9(a) hereof), and any other certificate or document delivered to the Acquiror pursuant to this Agreement shall survive the Closing until the date 90 days after the release of the audited financial statements of the Acquiror for the year ended January 31, 2002.

                (ii) All of the representations or warranties of the Acquiror contained in Article IV of this Agreement, the Acquiror Disclosure Schedule, any supplements to the Acquiror Disclosure Schedule (delivered to the Company in accordance with Section 5.9(b) hereof) and any other certificate or document delivered to the Company or the Company Shareholders pursuant to this Agreement shall survive the Closing until 90 days after the date the Acquiror releases audited consolidated financial statements for the year ended January 31, 2002 in accordance U.S. GAAP.

                (iii) All of the covenants, agreements, undertakings and obligations of the parties contained in this Agreement and any other certificate or document delivered pursuant to this Agreement shall survive until fully performed or fulfilled, unless non-compliance with such covenants, agreements, undertakings or obligations is waived in writing by the party or parties entitled to such performance.

No claim for indemnification, reimbursement or any other remedy pursuant to Sections 7.3 and 7.4 hereof may be brought with respect to breaches of representations or warranties contained in Article IV herein, no claim pursuant to statutory, common law or other remedy may be brought with respect to any breaches of representations and warranties made by the Acquiror after the applicable expiration date set forth in clause (e)(ii) of this Section 7.2 and no claim for indemnification, reimbursement or any other remedy pursuant to Sections 7.3 and 7.4 hereof may be brought after the applicable expiration date set forth in clause (e)(i) of this Section 7.2 with respect to breaches of representations or warranties made by the Company; provided, however that if, prior to such applicable date, Acquiror shall have notified the Company in writing of a claim for indemnification under this Article VII (whether or not formal legal action shall have been commenced based upon such claim), such claim shall continue to be subject to indemnification in accordance with this Article VII notwithstanding such expiration date.

          SECTION  7.3     Indemnification  by  the  Company.  The Company shall
                           ---------------------------------
indemnify and hold harmless the Acquiror, each Company Subsidiary, and their respective successors, assigns, stockholders, controlling persons, Related Persons and Representatives (collectively, the "Acquiror Indemnified Persons") from and against, and shall reimburse the Acquiror Indemnified Persons for, any and all losses, Liabilities, Actions, deficiencies, diminution of value, expenses (including costs of investigation and defense and reasonable attorneys' and accountants' fees), or damages of any kind or nature whatsoever, whether or not involving a third-party claim (collectively, "Damages"), incurred thereby or caused thereto, directly or indirectly, based on, arising out of, resulting from, relating to, or in connection with:

           (a) Any breach of or inaccuracy in any representation or warranty made by the Company in this Agreement (without giving effect to any supplement to the Company Disclosure Schedule), the Company Disclosure Schedule, the supplements to the Company Disclosure Schedule (delivered to the Acquiror in accordance with Section 5.9(a) hereof), or any other certificate or document delivered pursuant to this Agreement, other than those, if any, that have been waived in writing by the Acquiror.

           (b) Any breach or violation of or failure to fully perform any covenant, agreement, undertaking or obligation of the Company set forth in this Agreement, other than those, if any, that have been waived in writing by the Acquiror.

           (c) Any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with the Company, or any Company Subsidiary (or any Person acting on their behalf) in connection with any of the transactions contemplated herein.

           (d) Any liabilities of the Company not expressly assumed, by assignment of contract or otherwise, by the Acquiror herein.

The indemnity obligations under this Article VII can be satisfied either through the delivery of cash or through delivery of the Acquiror Common Stock having a Fair Market Value equal to the amount of the Damages for which indemnification or payment is being made. The Company shall not be obligated to indemnify for any Damages (exclusive of reasonable attorneys fees and expenses) to the extent that such Damages, together with all other Damages (exclusive of reasonable attorneys fees and expenses) previously indemnified or reimbursed pursuant to this Article VII exceeds the greater of (i) the Fair Market Value of 3,709,729 shares of Acquiror Common Stock at Closing and (ii) the Fair Market Value of such number of shares of Acquiror Common Stock at the time payment is due for any Damages to be paid pursuant to this Article VII.

           SECTION  7.4     Notice  and  Payment  of  Claims.
                            --------------------------------

           (a)     Notice.  The  party  entitled  to indemnification pursuant to
                   ------
this Article VII (the "Indemnified Party") shall notify the party liable for indemnification pursuant to this Article VII (the "Indemnifying Party") within five (5) days after becoming aware of, and shall provide to the Indemnifying
Party as soon as practicable thereafter all information and documentation necessary to support and verify, any Damages that the Indemnified Party shall have determined to have given or is reasonably likely to give rise to a claim for indemnification hereunder, and the Indemnifying Party shall be given access to all books and records in the possession or under the control of the Indemnified Party which the Indemnifying Party reasonably determines to be related to such claim. Notwithstanding the foregoing, the failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of any Liability that it may have to any Indemnified Party, except to the extent that the Indemnifying Party demonstrates that it is prejudiced by the Indemnified Party's failure to give such notice.

           (b)     Payment.  In  the  event  an action for indemnification under
                   -------
this Article VII shall have been finally determined, such final determination shall be paid to the Acquiror on demand in immediately available funds in U.S. dollars. An action, and the liability for and amount of Damages therefor, shall be deemed to be "finally determined" for purposes of this Article VII when the parties to such action have so determined by mutual agreement or, if disputed, when a final non-appealable Order shall have been entered.

           (c)     Interest.  Any  amounts  not  paid  when due pursuant to this
                   --------
Article VII shall bear interest from the date thereof until the date paid at a rate equal to 5.0% per annum calculated on the basis of a 360 day year and the actual number of day elapsed or the highest legal rate permitted by applicable Law.

           SECTION  7.5     Procedure  for  Indemnification  -  Third  Party.
                            ------------------------------------------------

           (a) Upon receipt by an Indemnified Party of notice of the commencement of any Action by a third party (a "Third Party Claim") against it, such Indemnified Party shall, if a claim is to be made against an Indemnifying Party under this Article VII, give notice to the Indemnifying Party of the commencement of such Third Party Claim as soon as practicable, but in no event later than five (5) days after the Indemnified Party shall have been served, but the failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of any Liability that it may have to any Indemnified Party, except to the extent that the Indemnifying Party demonstrates that the defense of such Third Party Claim is prejudiced by the Indemnified Party's failure to give such notice.

           (b) If a Third Party Claim is brought against an Indemnified Party and it gives proper notice to the Indemnifying Party of the commencement of such Third Party Claim, the Indemnifying Party will, unless the claim involves Taxes, be entitled to participate in such Third Party Claim and, to the extent that it wishes (unless (i) the Indemnifying Party is also a party to such Third Party Claim and the Indemnified Party determines in good faith that joint representation would be inappropriate, or (ii) the Indemnifying Party fails to provide reasonable assurance to the Indemnified Party of its financial capacity to defend such Third Party Claim and provide indemnification with respect to such Third Party Claim) to assume the defense of such Third Party Claim with counsel satisfactory to the Indemnified Party and, after notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such Third Party Claim, the Indemnifying Party shall not, as long as it legitimately conducts such defense, be liable to the Indemnified Party under this Article VII for any fees of other counsel or any other expenses with respect to the defense of such Third Party Claim in each case subsequently incurred by the Indemnified Party in connection with the defense of such Third Party Claim, other than reasonable costs of investigation.

          If  the Indemnifying Party assumes the defense of a Third Party Claim,
(i) it shall be conclusively established for purposes of this Agreement that the claims made in such Third Party Claim are within the scope of and subject to indemnification; (ii) no compromise, discharge or settlement of, or admission of Liability in connection with, such claims may be effected by the Indemnifying Party without the Indemnified Party's written consent (which consent shall not be unreasonably withheld or delayed) unless (A) there is no finding or admission of any violation of Law or any violation of the rights of any Person and no effect on any other claims that may be made against the Indemnified Party, and
(B) the sole relief provided is monetary damages that are paid in full by the Indemnifying Party; (iii) the Indemnifying Party shall have no Liability with respect to any compromise or settlement of such claims effected without its written consent; and (iv) the Indemnified Party shall cooperate in all reasonable respects with the Indemnifying Party in connection with such defense, and shall have the right to participate, at the Indemnified Party's sole expense, in such defense, with counsel selected by it.

          If proper notice is given to an Indemnifying Party of the commencement of any Third Party Claim and the Indemnifying Party does not, within ten (10) days after the Indemnified Party's notice is given, give notice to the Indemnified Party of its election to assume the defense of such Third Party Claim, the Indemnifying Party shall be bound by any determination made in such Third Party Claim or any compromise or settlement effected by the Indemnified Party.

           (c) Notwithstanding the foregoing, if an Indemnified Party determines in good faith that there is a reasonable probability that a Third Party Claim may adversely affect it or its Related Persons other than as a result of monetary damages for which it could be entitled to indemnification under this Agreement, the Indemnified Party may, by notice to the Indemnifying Party, assume the exclusive right to defend, compromise, or settle such Third Party.

           (d) The Indemnifying Party hereby consents to the non-exclusive jurisdiction of any court in which a Third Party Claim is brought against the Indemnified Party for purposes of any claim that the Indemnified Party may have under this Agreement with respect to such Third Party Claim or the matters alleged therein, and agree that process may be served on the Indemnifying Party with respect to such a claim anywhere in the world.

          SECTION  7.6     Procedure  for  Indemnification  -  Third  Party,  No
                           -----------------------------------------------------
Recourse  against the Company Subsidiaries.  Effective upon Closing, the Company
------------------------------------------
hereby irrevocably waives any and all rights that it may have against any Company Subsidiary in respect of any claims or causes of actions, for monetary damages, specific performance or otherwise, arising prior to Closing, including any claims arising out of any breach or alleged breach by the Company or any Company Subsidiary of any representations and warranties, covenants or other agreements contained in this Agreement or any other agreements or documents executed or to be executed by the parties hereto in order to consummate the transactions contemplated by this Agreement. Without limiting the foregoing, the Company shall not be entitled to contribution from, subrogation to or recovery against, any Company Subsidiary with respect to any liability of the Company that may arise under or pursuant to this Agreement or any of other agreements or documents executed or to be executed by the parties hereto in order to consummate the transactions contemplated by this Agreement.

          SECTION  7.7     Limited  Liability of the Acquiror.  The liability of
                           ----------------------------------
the Acquiror with respect to any breaches of this Agreement together with all other Damages (exclusive of reasonable attorney fees and expenses) previously compensated or reimbursed pursuant to a claim for breach of representations or warranties shall not exceed the greater of (i) the Fair Market Value of 3,709,729 shares of Acquiror Common Stock at Closing and (ii) the Fair Market Value of such number of shares of Acquiror Common Stock at the time payment is due for any Damages to be paid pursuant to this Article VII.

          SECTION  7.8     Indemnity  and Liability Baskets.  Any party entitled
                           --------------------------------
to make a claim under Section 7.3 herein or arising from the breach of representations or warranties contained in Article IV herein (the "Aggrieved Party") shall not have the right to indemnification or compensation thereunder unless and until the Aggrieved Party shall have incurred on a cumulative basis, since the Closing Date, Damages, to which it otherwise is entitled to indemnification or compensation under Section 7.3 or as a result of the breach of representations or warranties contained in Article IV herein, which in an aggregate equals or exceeds $50,000. If such Damages should equal or exceed $50,000, the Aggrieved Party shall be entitled to indemnification or compensation, as the case may be, for the entire amount of the Damages, up to the maximum set forth in Section 7.3 herein, in the case of a claim for indemnification hereunder, or as set forth in Section 7.7 herein, in the case of a claim arising from the breach of representations of warranties of the Acquiror.

          SECTION 7.9     Payment by Stock.  Acquiror may obtain satisfaction of
                          ----------------
any indemnification under this Article VII through the withholding of shares of Deferred Stock, valuing such shares at their then current Fair Market Value.

                                  ARTICLE VIII

                               REGISTRATION RIGHTS

          SECTION  8.1     Definitions.  The  following  terms when used in this
                           -----------
Article VIII shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

          "Holder"  shall mean the Company and any stockholder of the Company to
           ------
which  the Registrable Securities have been transferred pursuant to Section 8.6.

          "Registrable  Securities"  shall mean any Shares held by a Holder and
           -----------------------
any equity securities of Acquiror issued or issuable with respect to Shares by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization and held by a Holder; provided, however, that any share of such securities shall cease to
             --------  -------
be a Registrable Security when (i) a registration statement covering such Registrable Security has been declared effective by the SEC and such securities have been disposed of pursuant to such effective registration statement or (ii) such securities are distributed to the public pursuant to Rule 144 (or any similar or successor provision then in force) under the Securities Act.

          SECTION  8.2     Registration  Procedures.  Acquiror  shall:
                           ------------------------

           (a) Prepare and file with the SEC a registration statement with respect to the Registrable Securities (which registration statement may also include securities held by other holders of Acquiror Common Stock) within six
(6) months after the Closing, and use its reasonable efforts to (A) have such registration statement declared effective within eight (8) months after the Closing, and (B) cause the registration statement to remain effective until the earlier of (i) the date when all Registrable Securities have been sold, or (ii) one (1) year after such registration statement is declared effective (unless the Acquiror is, and remains, eligible to use Form S-3 or any successor short-form registration statement, in which case the period shall be 2 years) provided
                                                                        --------
however,  that such 1-year period (or 2-year period as the case may be) shall be
-------
extended for a period of time equal to the period the Holders refrain from selling any securities included in such registration at the request of an underwriter of Acquiror Common Stock (or other securities of Acquiror) pursuant to Section 8.5 and for a period of time equal to the period during which Registrable Securities could not be sold pursuant to a notice delivered by Acquiror pursuant to Section 8.2(d);

           (b) Use its reasonable efforts to prepare and file with the SEC such amendments and supplements (including post-effective amendments) to such registration statements and the prospectuses used in connection therewith as may be necessary to keep the registration statements effective for the period referred to in clause (a) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in the registration statement;

           (c) Furnish to each Holder of Registrable Securities such number of copies of the registration statement, each amendment and supplement thereto (including post-effective amendments), the prospectus included in the registration statement (including each preliminary prospectus) and such other documents as such Holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holder;

           (d) Notify each Holder of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and promptly prepare and file a supplement or amendment (including post-effective amendments) to the prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

           (e) Cause all such Registrable Securities registered pursuant to this Agreement to be listed on each securities exchange or market on which similar securities issued by the Acquiror are then listed, if any;

           (f) Use reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided  that  (a)  if the Acquiror's shares are no longer listed on a national
--------
securities exchange or traded on the Nasdaq national market then the Holders may only request such registration and qualification in up to 10 jurisdictions and
(b) Acquiror shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions unless Acquiror is already subject to service in such jurisdiction and except as may be required by the Securities Act; and

           (g) Advise each seller of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for such purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.

          SECTION  8.3     Registration  Expenses.
                           ----------------------

           (a) All expenses incident to Acquiror's performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for Acquiror, reasonable fees and disbursements of one counsel for the Holders and all independent certified public accountants, and other Persons retained by Acquiror (all such expenses being herein called "Registration Expenses"), shall be borne by Acquiror, and Acquiror shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by Acquiror are then listed or on the NASD automated quotation system if the Common Stock is listed on any such exchange or system.

           (b) To the extent Registration Expenses are not required to be paid by Acquiror, each Holder of securities included in any registration hereunder shall pay those Registration Expenses allocable to the registration of the Holder's securities so included, and any Registration Expenses not so allocable shall be borne by all sellers of securities included in the registration

          SECTION  8.4     Indemnification.
                           ---------------

           (a) Acquiror agrees to indemnify, to the extent permitted by law, each Holder of Registrable Securities, its affiliates and their respective officers, directors, employees and agents, as the case may be, and each Person who controls the Holder (within the meaning of the Securities Act), against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in any registration statement under which Registrable Securities were registered, any prospectus or preliminary prospectus contained therein or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to Acquiror by such Holder expressly for use therein as provided in Section 8.4(b) below.

           (b) In connection with any registration statement in which a Holder of Registrable Securities is participating, each Holder shall furnish to Acquiror in writing such information and affidavits as Acquiror reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, shall indemnify Acquiror, its directors and officers and each Person who controls Acquiror (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by the Holder; provided, however, that such Holder shall not be liable in any such case to the extent that any alleged losses or damages result from the failure of Acquiror to promptly amend or take action to correct or supplement any such registration statement or prospectus on the basis of corrected or supplemental information provided in writing by such Holder to Acquiror expressly for such purpose; provided, further, that the obligation to indemnify shall be individual to each Holder and shall be limited to the net amount of proceeds received by the Holder from the sale of Registrable
Securities  pursuant  to  the  registration  statement.

           (c) Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided, however, that the failure of any indemnified party to give notice shall not relieve the indemnifying party of its obligations under this Section 8.4, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice) and (ii) permit the indemnifying party to assume and undertake the defense of such claim with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party of its election to undertake and assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof. The indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without the indemnifying party's advance written consent (but such consent shall not be unreasonably withheld). The indemnifying party shall not consent to a settlement of, or the entry of any judgment arising from, any third party claim, unless (i) the settlement or judgment is solely for money damages and the indemnifying party admits in writing its liability to hold the indemnified party harmless from and against any losses, damages, expenses and liabilities arising out of such settlement or judgment or (ii) the indemnified party consents thereto, which consent shall not be unreasonably withheld. An indemnifying party who elects not to assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by the indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party, a conflict of interest may exist between the indemnified party and any other of such indemnified parties with respect to such claim.

           (d) The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of securities. Acquiror also agrees to make such provisions as are reasonably requested by any indemnified party for contribution to the party in the event Acquiror's indemnification is unavailable for any reason.

           (e) If the indemnification provided for in paragraphs (a) and (b) of this Section 8.4 is unavailable or insufficient to hold harmless an indemnified party under such paragraphs in respect of any losses, claims, damages, liabilities and expenses in respect thereof referred to therein, then each indemnifying party shall in lieu of indemnifying such indemnified party contribute to the amount paid or payable by such indemnified party as a result of such losses, losses, claims, damages, liabilities or expenses in such proportion as appropriate to reflect the relative fault of Acquiror, on the one hand, and the sellers of such Registrable Securities on the other, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations, including the failure to give any notice under paragraph (c) of this Section
8.4. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact relates to information supplied by Acquiror, on the one hand, or the sellers of such Registrable Securities on the other hand, and to the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Acquiror and the sellers of Registrable Securities agree that it would not be just and equitable if contributions pursuant to this paragraph were determined by pro rata allocation (even if all of the sellers of such Registrable Securities were treated as one entity for such purpose) or by any other method of allocation which did not take account of the equitable considerations referred to above in this paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or action in respect thereof, referred to above in this paragraph, shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this paragraph, no seller of such Registrable Securities shall be required to contribute any amount in excess of the total proceeds received from the sale of such seller's Registrable Securities.

          SECTION  8.5     Lockup  Agreement.  Each  Holder agrees in connection
                           ------------------
with any underwritten public sale or distribution of the Common Stock by Acquiror pursuant to a registration statement filed with the SEC, that upon the request of Acquiror, such Holder shall not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities without the prior written consent of Acquiror, for such period of time (not to exceed 180 days after the effective date of such registration statement) as Acquiror may reasonably request, provided, that all officers and directors of Acquiror, all securityholders who hold at least one percent of the Acquiror Common Stock, on a fully-diluted basis, and all other persons with registration rights (whether or not pursuant to this Agreement) enter into similar agreements. Notwithstanding the foregoing, the obligations described in this Section 8.5 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms which may be promulgated in the future, or a registration relating solely to an SEC Rule 145 transaction on Form S-4 or similar forms which may be promulgated in the future.

          SECTION 8.6     Assignment of Registration Rights.  The rights granted
                          ---------------------------------
to the Company hereunder may only be assigned by the Company to a current stockholder of the Company that acquires Registrable Securities in liquidation or other distribution of the Company's assets. Upon such transfer or assignment, such transferee or assignee shall be deemed a "Holder" under this Agreement, provided, that at least 30 days prior to such transfer, Acquiror is furnished with a written agreement executed by such proposed assignee (in form and substance satisfactory to Acquiror) pursuant to which such proposed assignee agrees to be bound by the terms of this Article VIII.

          SECTION  8.7      Reports  Under  Exchange Act.  With a view to making
                            ----------------------------
available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time period a Holder to sell securities of Acquiror to the public without registration or pursuant to a registration on Form S-3, Acquiror agrees to use its reasonable efforts to:

           (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, so long as Acquiror remains subject to the periodic reporting requirements under Sections 13 or 15(d) of the Exchange Act;

           (b) take such action as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities;

           (c) file with the SEC in a timely manner all reports and other documents required of Acquiror under the Securities Act and the Exchange Act; and

           (d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by Acquiror as to whether it has complied with the reporting requirements of SEC Rule 144, the Securities Act and the Exchange Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3, (ii) a copy of the most recent annual or quarterly report of Acquiror and such other reports and documents so filed by Acquiror , and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

          SECTION  8.8     Termination.  Except  for  Section  8.4  which  shall
                           -----------
survive indefinitely, the provisions of this Article VIII shall terminate with respect to each Holder of Registrable Securities on the earlier of (a) the date that there are no longer any Registrable Securities, and (b) the date when no shares of the Acquiror's Common Stock are registered under the Exchange Act and Acquiror is no longer required to make any filings under the Exchange Act.

                                   ARTICLE IX

                                  MISCELLANEOUS

          SECTION  9.1     Assignments;  Successors,  No  Third  Party  Rights.
                           ---------------------------------------------------
Except as set forth in Section 8.6, no party may assign any of its rights under this Agreement without the prior written consent of the other parties hereto (which may not be unreasonably withheld or delayed), and any purported such assignment without such consent shall be void, provided, however, that the Acquiror may assign any or all of its rights and obligations under this Agreement to a wholly-owned subsidiary of the Acquiror without the prior consent of the Company. Subject to the foregoing, this Agreement and all of the provisions hereof shall apply to, be binding upon, and inure to the benefit of the parties hereto and their successors and permitted assigns and the parties indemnified pursuant to Article VII. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than the parties hereto any rights or remedies of any nature whatsoever under or by reason of this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and permitted assigns.

          SECTION  9.2     Entire  Agreement.  This  Agreement,  including  the
                           -----------------
Company Disclosure Schedule, the Acquiror Disclosure Schedule and the Exhibits hereto and the other agreements and written understandings referred to herein or otherwise entered into by the parties hereto on the date hereof, and the Confidentiality Agreement constitute the entire agreement and understanding and supersede all other prior covenants, agreements, undertakings, obligations, promises, arrangements, communications, representations and warranties, whether oral or written, by any party hereto or by any director, officer, employee, agent, Related Person or Representative of any party hereto.

          SECTION  9.3     Waiver;  Amendment  or  Modification.
                           ------------------------------------

           (a) Any provisions of this Agreement may be amended if the amendment is in writing signed by the Acquiror and the Company.

           (b) Subject to Clause 9.3(c) hereof, compliance with any provision or term of this Agreement may be waived, if and only if, such waiver is signed by the party against whom the waiver is to be effective.

           (c) No claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party, and no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

           (d) The rights and remedies of the parties hereto are cumulative and not alternative. Except where a specific period for action or inaction is provided herein, neither the failure nor any delay on the part of any party in exercising any right, power or privilege under this Agreement or the documents referred to in this Agreement shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any other or further exercise thereof or the exercise of any other such right, power or privilege. The failure of a party to exercise any right conferred herein within the time required shall cause such right to terminate with respect to the transaction or circumstances giving rise to such right, but not to any such right arising as a result of any other transactions or circumstances.

          SECTION 9.4     Notices.  All notices, requests, instructions, claims,
                          -------
demands, consents and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given on the date delivered by hand or by courier service such as Federal Express, or by other messenger (or, if delivery is refused, upon presentment) or upon receipt of an electronic confirmation of successful facsimile transmission (if such successful delivery is promptly confirmed by telephone or in person with the person to whom it is being sent), or upon delivery by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses:

           (a)     If  to  the  Acquiror:

                         Vsource  Inc.
                         5740  Ralston  Street
                         Suite  110
                         Ventura,  California  93003
                         Telephone:     (805)  677-6720
                         Facsimile:
                         Attention:     Sandy  Waddell

                    With  a  Copy  to:

                         McDermott,  Will  &  Emery
                         227  West  Monroe  Street
                         Chicago,  Illinois  60606
                         Telephone:     (312)  984-7594
                         Facsimile:     (312)  984-7700
                         Attention:     Brooks  B.  Gruemmer

           (b)     If  to  the  Company:

                         NetCel360  Holdings  Limited
                         Unit  501,  AXA  Centre
                         151  Gloucester  Road,  Wanchai
                         Hong  Kong
                         Telephone:     852-2259-7888
                         Facsimile:
                         Attention:     Phillip  Kelly

or to such other persons or addresses as the person to whom notice is given may have previously furnished to the other in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt thereof).

           SECTION 9.5     GOVERNING LAW.  THIS AGREEMENT SHALL BE DEEMED TO
                           -------------
BE MADE IN, AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAWS OF, THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

           SECTION  9.6     CONSENT  TO  JURISDICTION,  WAIVER  OF  JURY  TRIAL.
                            ---------------------------------------------------

           (a) THE PARTIES HERETO HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF DELAWARE AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF DELAWARE SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS AGREEMENT AND OF THE DOCUMENTS REFERRED TO IN THIS AGREEMENT, AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREIN, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION FOR THE INTERPRETATION OR ENFORCEMENT HEREOF OR OF ANY SUCH DOCUMENT, THAT IT IS NOT SUBJECT THERETO OR THAT SUCH ACTION MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT THE VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN SUCH A DELAWARE STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 9.4 HEREOF OR IN
SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW, SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

           (b)     EACH  PARTY  HERETO  HEREBY  ACKNOWLEDGES AND AGREES THAT ANY
CONTROVERSY  WHICH  MAY  ARISE  UNDER  THIS  AGREEMENT  IS  LIKELY  TO  INVOLVE
COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL

BY  JURY  IN  RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR
RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED IN THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.6.

          SECTION  9.7     Actions  of  the Company Subsidiaries.  Whenever this
                           -------------------------------------
Agreement requires any Company Subsidiary to take any action, such requirement shall be deemed to involve, with respect to actions to be taken at or prior to the Closing, an undertaking on the part of the Company to use reasonable effects to cause such Company Subsidiary to take such action.

          SECTION 9.8     Descriptive Headings.  The descriptive headings herein
                          --------------------
are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning, construction or interpretation of, this Agreement.

          SECTION  9.9     Counterparts.  For  the  convenience  of  the parties
                           ------------
hereto, this Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

          SECTION  9.10     Knowledge.  When  references  are  made  in  this
                            ---------
agreement of information being "to the knowledge" of a party, such Person shall be deemed to have "knowledge" of a particular fact or other matter if (a) such individual is actually aware of such fact or other matter; or (b) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter after due and careful inquiry.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers duly authorized as of the date first written above.



                                       VSOURCE  INC.


                                       By:  _________________________________
                                       Name:
                                       Title:


                                       NETCEL360  HOLDINGS  LIMITED


                                       By:  _________________________________
                                       Name:
                                       Title:

                                    EXHIBIT 1

                                 EXCLUDED ASSETS
                                 ---------------

                                EXHIBIT 3.2(B)(I)

                          FORM OF REPRESENTATION LETTER

                            REPRESENTATION LETTER OF

                         _______________________________
                     [INSERT NAME OF NETCEL360 SHAREHOLDER]

                                __________, 2001

TO:  [Acquiror]

          In connection with the issuance by Vsource Inc. (the "Acquiror") of shares of its common stock (the "Acquiror Common Stock") to NetCel360 Holdings Limited (the "Company") pursuant to the Acquisition Agreement, dated as of May __, 2001, among the Acquiror and the Company (the "Acquisition Agreement"), the undersigned hereby represents and warrants as follows:

          1. I/We understand that the shares of Acquiror Common Stock to be delivered at the Closing have not been registered under the United States Securities Act of 1933, as amended (the "Securities Act"), or any securities laws of any territory, possession or state or the District of Columbia and that each certificate representing shares of the Acquiror Common Stock issued pursuant to the Acquisition Agreement or any other securities issued in respect of them upon any stock split, stock dividend, reverse stock split, recapitalization, merger, consolidation or similar event, shall bear the following legend:

     THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR ANY SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THEY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO ANY UNITED STATES PERSON EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT. THE COMPANY AND ITS TRANSFER AGENT SHALL NOT PERMIT TRANSFER OR RECORDATION OF TRANSFER OF THE SECURITIES REPRESENTED HEREBY UNLESS THE COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH TRANSFER COMPLIES WITH THE FOREGOING PROVISIONS. UPON TRANSFER OF THE SECURITIES REPRESENTED HEREBY ACCOMPANIED BY AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT THE TRANSFER HAS BEEN PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR

     IN A TRANSACTION PURSUANT TO RULE 144 UNDER THE SECURITIES ACT, THE COMPANY AND THE TRANSFER AGENT SHALL PROMPTLY REMOVE THIS LEGEND FROM THE SECURITIES REPRESENTED HEREBY.


          2. I am/We are an "accredited investor" within the meaning of subparagraph (a)(3) of Rule 501 under the Securities Act who in the normal course of business make investments in securities or other instruments similar to the Acquiror Common Stock, and will acquire the Acquiror Common Stock to be acquired by me/us in any liquidation of the Company for my/our own account, with no intention of distributing or reselling such securities in any transaction or scheme of transactions.

          3. I/We have such knowledge, sophistication and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Acquiror and can form an independent judgment concerning Acquiror and its subsidiaries. I/We have received and reviewed copies of the Acquiror's Annual Report on Form 10-KSB for the fiscal year ended January 31, 2001, filed with the Securities and Exchange Commission on May 16, 2001, and drafts of the Acquisition Agreement and related agreements. I am/We are familiar with the business and financial condition, properties, operations and prospects of the Acquiror and its subsidiaries and have had, during the course of the transactions contemplated by the Acquisition Agreement and prior to the delivery of shares of Acquiror Common Stock at the Closing, the opportunity (i) to ask questions of, and receive answers from, the Acquiror concerning the Acquiror and its subsidiaries and the terms and conditions of the transactions contemplated by the Acquisition Agreement and (ii) to obtain additional information (to the extent the Acquiror possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to me/us or to which I/we have had access.

          4. I/We have made such independent investigation of the Acquiror as I/we deem to be necessary or advisable in connection with the transactions contemplated by the Acquisition Agreement.

          5. I/We by reason of my/our, or my/our management's, business or financial experience, I/we have the capacity to protect my/our own interests in connection with the transactions contemplated in the Acquisition Agreement.

          6. I/We waive all claims I/we may have against any of the Acquiror, its Related Persons, the Acquiror's subsidiaries, or any of their directors, officers, employees, agent, stockholders, consultants, affiliates, investment bankers, attorneys or representatives, except for any claims against the Acquiror based upon the breach of any representations and warranties or covenants or other agreements contained within the Acquisition Agreement pursuant to the terms of the Acquisition Agreement.

          7.     Any  transfer  of  Acquiror Common Stock to me/us will occur in
(i) an "offshore transaction", as defined in Rule 902 under the Securities Act, to a person that is not a "U.S. person", as defined in Rule 902 under the Securities Act or (ii) to a person that is an "accredited investor" as defined in the Securities Act.

          The representations and warranties contained in this letter are in addition to the express written or implied representations and warranties, if any, which I/we otherwise may make in connection with the issuance of the Acquiror Common Stock pursuant to the Acquisition Agreement.

          Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Acquisition Agreement.

          Counsel for the Acquiror may rely upon the representations and information in this letter for purposes of rendering a legal opinion in connection with the issuance of the Securities.



                                      By:  _________________________________
                                      Name:
                                      Title:

                                EXHIBIT 3.2(B)-2

                            FORM OF IRREVOCABLE PROXY
                            -------------------------

               THIS IRREVOCABLE PROXY (this "Agreement") is made as of this _____ day of May, 2001, by the undersigned stockholder (the "Stockholder") of NetCel360 Holdings Limited (the "Company") for the benefit of Vsource, Inc. (the "Acquiror").

                                   WITNESSETH:

          WHEREAS, the Acquiror and the Company have entered into an Acquisition Agreement (as such agreement may be amended from time to time, the "Acquisition Agreement", capitalized terms used and not defined herein have the respective meanings assigned to them in the Acquisition Agreement) pursuant to which the Acquiror will purchase certain assets of the Company (the "Acquisition");

          WHEREAS, the Stockholder owns, of record and beneficially, the shares of stock of the Company set forth on Schedule 1 to this Proxy (the "Shares");

          WHEREAS, in order to induce Acquiror and the Company to execute the Acquisition Agreement, the Stockholder has agreed to grant to Acquiror the Proxy (as hereinafter defined);

          NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

          1.     Irrevocable  Proxy.
                 ------------------

                (a) Grant of Proxy. The Stockholder hereby constitutes and appoints I. Steven Edelson and Sandy Waddell, and each of them (the "Proxyholders"), each with the power of substitution, as the lawful proxies for the Stockholder to vote all of the Shares which the Stockholder is entitled to vote, for and in the name, place and stead of the Stockholder, at any annual, special or other meeting of the stockholders of the Company and at any adjournment thereof, or pursuant to any consent in lieu of a meeting, at which meeting or in connection with which consent action shall be taken (i) in favor of the Acquisition, the execution and delivery by the Company of the Acquisition Agreement and the approval of the terms thereof and each of the other actions contemplated by the Acquisition Agreement and any actions required in furtherance thereof; (ii) against any action or agreement that would result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company under the Acquisition Agreement; and
(iii) against the following actions (other than the Acquisition and the transactions contemplated by the Acquisition Agreement): (A) any extraordinary corporation transaction, such as a merger, consolidation or other business combination involving the Company or its subsidiaries; (B) a sale, lease or transfer of a material amount of assets of the Company or its subsidiaries, or a reorganization, recapitalization, dissolution or liquidation of the Company or its subsidiaries; (C)(1) any change in a majority of the persons who constitute the board of directors of the Company; (2) any change in the Bylaws of the Company; (3) any other material change in the Company's corporate structure or business; or (4) any other action involving the Company or its subsidiaries which is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, or materially adversely affect the Acquisition and the transactions contemplated by the Acquisition Agreement (the "Proxy"). The Stockholder shall not enter into any agreement or understanding the effect of which would be to violate the provisions and agreements contained in this
Section  1(a).


                (b)     Irrevocability  of  Proxy.  The  Proxy  granted  by  the
                        -------------------------
preceding paragraph (a) is coupled with an interest and it is therefore not revocable by the Stockholder without the consent of the Acquiror. Notwithstanding the foregoing, such Proxy shall terminate upon the termination of the Acquisition Agreement.


          2.     Restrictions on Grants of Proxies and Non-Interference.  During
                 ------------------------------------------------------
the term of this Agreement, the Stockholder shall not (i) except as contemplated by this Agreement, grant any proxies or powers of attorney, deposit any Shares into a voting trust or enter into a voting agreement with respect to any Shares; or (ii) take any action that would have the effect of preventing or disabling the Stockholder from performing the Stockholder's obligations under this Agreement.

          3.     Approval  of  Acquisition.  The  Stockholder  agrees  that,  if
                 -------------------------
requested by the Proxyholders, the Stockholder will vote or cause to be voted all the Shares in favor of the Acquisition and the Acquisition Agreement (and the documents and transactions related thereto) at any meeting of the shareholders of the Company held for the purpose of approving the Acquisition Agreement and the Acquisition.

          4.     Further Assurance and Adjustments.  The Stockholder shall, upon
                 ---------------------------------
the reasonable request of the Acquiror, execute and deliver any additional documents necessary or desirable to effect any of the terms and provisions of this Agreement. If at any time the Shares are changed into a different number of Shares or a different class by reason of any reclassification, recapitalization, split-up, combination, exchange of Shares or readjustment of the Company's capital stock or if a stock dividend thereon is declared with a record date prior to the termination of this Agreement, then the number of Shares subject to the Proxy granted hereby and the voting rights to be exercised upon exercise thereof shall be appropriately adjusted.

          5.     Specific Performance.  The parties hereto agree that if for any
                 --------------------
reason the Stockholder failed to perform any of the Stockholder's obligations under this Agreement, then the Acquiror would be irreparably damaged and money damages would not constitute an adequate remedy. Accordingly, the Acquiror shall be entitled to specific performance and injunctive and other equitable relief to enforce the performance of such obligations by the Stockholder. This provision is without prejudice to any other rights the Acquiror may have against the Stockholder for failure to perform any of the Stockholder's obligations under this Agreement.

          6.     Term.  The  Proxy  shall  terminate  upon  termination  of  the
                 ----
Acquisition  Agreement  in  accordance  with  its  terms.

          7.     Binding  Agreement.  All  authority and rights herein conferred
                 ------------------
or agreed to be conferred by the Stockholder shall survive the death or incapacity of the Stockholder. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, personal representatives, successors and assigns.

          8.     Counterparts.  This  Agreement  may  be executed in two or more
                 ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

          9.     Entire  Agreement.  This Agreement (including the documents and
                 -----------------
the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

          10.     Governing Law.  This Agreement shall be governed and construed
                  -------------
in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law thereof.

          11.     No Prejudice.  This Agreement has been jointly prepared by the
                  ------------
parties hereto and the terms hereof shall not be construed in favor of or against any party on account of its participation in such preparation.

          12.     Headings.  The  Article, Section and paragraph headings herein
                  --------
are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

          IN WITNESS WHEREOF, the Acquiror and the Stockholder have caused this Agreement to be duly executed as of the day and year first written above.


VSOURCE,  INC.                             SHAREHOLDER

------------------------------------       -------------------------------------
Name:                                      Name:
Title:                                     Title:

                                 EXHIBIT 6.1(J)
             FORM OF OPINION TO BE ISSUED BY MAPLES AND CALDER ASIA

[Company]
[Address]
[Address]

Dear  Sirs

           We have acted as special Cayman Islands legal advisers to the Company in connection with the Acquisition Agreement referred to below dated as of [ ] April, 2001 made between inter alios the Company and the Acquiror.

           For the purposes of this opinion, we have reviewed only originals, copies or final drafts of the following documents:

           (a) the certificate of incorporation of the Company (dated 25 August, 1999) and the memorandum and articles of association of the Company as adopted by Special Resolution passed on 11 April, 2001 (the "MEMORANDUM AND ARTICLES");

           (b) a certificate of good standing for the Company dated 6 April, 2001 issued by the Registrar of Companies in the Cayman Islands (the
"CERTIFICATE  OF  GOOD  STANDING");

           (c) unanimous written resolutions of the board of the directors of the Company held on [6] April, 2001;

           (d) a certificate from a director of the Company dated [ ] April, 2001 a copy of which is attached hereto (the "DIRECTOR'S CERTIFICATE");

           (e) the Acquisition Agreement together with the signature pages thereto executed on behalf of the Company; and

           (f)     the  Company's  Stockholder  Agreement.
Terms used herein shall bear the same meaning as in the Acquisition Agreement unless the context otherwise requires.

Save as aforesaid we have not been instructed to undertake and have not undertaken any further enquiry or due diligence in relation to the transaction the subject of this opinion and the following opinions are given only as to and based on circumstances and matters of fact existing at the date hereof and of which we are aware consequent upon the instructions we have received in relation to the matter the subject of this opinion and as to the laws of the Cayman Islands as the same are in force at the date hereof. In giving this opinion, we have relied upon the completeness and accuracy (and assumed the continuing completeness and accuracy as at the date hereof) of the Director's Certificate and the Certificate of Good Standing without further verification and have relied upon the following assumptions, which we have not independently verified:

               (i) The Acquisition Agreement has been or will be duly authorized, executed and delivered by or on behalf of all relevant parties (other than the Company).

               (ii) These are, or will be, legal, valid, binding and enforceable against all relevant parties in accordance with the laws of the State of Delaware and all other relevant laws (other than, with respect to the Company, the laws of the Cayman Islands).

               (iii) The power, authority and legal right of all parties under all relevant laws and regulations (other than, with respect to the Company, the laws of the Cayman Islands) to enter into, execute and perform their respective obligations under the Acquisition Agreement.

               (iv) The choice of the laws of the State of Delaware as the governing law of the Acquisition Agreement and the agreement to submit to the jurisdiction of the courts of the State of Delaware have been made by all parties in good faith and would be regarded as a valid and binding selection and submission respectively which will be upheld by the State of Delaware courts as a matter of the laws of the State of Delaware and by all other courts under all other relevant laws (other than the laws of the Cayman Islands).

               (v) Copy documents or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals.

               (vi)  The  genuineness  of  all  signatures  and  seals.

               (vii) All conditions precedent in the Acquisition Agreement (other than obtaining the approval of the Company's stockholders) have been satisfied or duly waived and there has been no breach of the terms of the Acquisition Agreement at the date hereof.

               (viii) There is no contractual or other prohibition (other than as may arise by virtue of the laws of the Cayman Islands) binding on the Company or on any other party prohibiting it from entering into and performing its obligations under the Acquisition Agreement.

          The following opinions are given only as to matters of Cayman Islands law and we have assumed that there is nothing under any other law that would affect or vary the following opinions. Specifically we have made no investigation of the laws of the State of Delaware or Hong Kong and we offer no opinion in relation thereto.

          Based upon the foregoing and subject to the qualifications set out below and having regard to such legal considerations as we deem relevant, we are of the opinion that:

1. The Company has been duly incorporated as an exempted company with limited liability for an unlimited duration and is validly existing under the laws of the Cayman Islands with full and requisite corporate power and authority to own its property and assets and to carry on its business in accordance with its Memorandum and Articles and to enter into and execute and perform its obligations under the Acquisition Agreement.

2. The execution and delivery of the Acquisition Agreement by the Company and the performance of its obligations thereunder has been duly authorized and approved by all necessary corporate action of the Company and has been duly executed and does not violate or result in a breach of any of the terms or provisions of the Memorandum and Articles or any law, public rule or regulation applicable to the Company in the Cayman Islands currently in force and do not violate, conflict with or result in a breach of any existing order or decree of any governmental authority or agency or any official body in the Cayman Islands.

3. The Acquisition Agreement constitute the legal, valid and binding obligations of the Company, enforceable in accordance with their terms except and in so far as such enforcement may be limited as hereinafter set forth.

4. No authorizations, consents, orders, permissions or approvals are required from any governmental authorities or agencies or other official bodies in the Cayman Islands and no notice to, registrations with, or other filing with or action by any Cayman Islands governmental authority or regulatory body is required in connection with:

     (1)     the  execution  and  delivery  of  the  Acquisition  Agreement;

     (2)     the  performance of any obligation under the Acquisition Agreement;
             or

     (3) the validity, enforceability or admissibility in evidence of the Acquisition Agreement.

5. It is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of the Acquisition Agreement that they or any other instrument be notarized, legalized, filed, recorded or enrolled with any governmental department, agency or other authority in the Cayman Islands.

6. The Company is in good standing with the Registrar of Companies in the Cayman Islands.

7. No stamp duties or other similar taxes or charges are payable under the laws of the Cayman Islands in respect of the execution or delivery of the Acquisition Agreement or its performance or enforcement, unless it is executed in or thereafter brought within the jurisdiction of the Cayman Islands (e.g. for the purposes of enforcement) in which case stamp duty of CI$2.00 (US$2.44) on such Acquisition Agreement may be payable.

8. There are currently no taxes or other charges or deductions payable (by withholding or otherwise) to the Cayman Islands Government or any taxing authority thereof either (i) on or by virtue of the execution, delivery or enforcement of the Acquisition Agreement or (ii) on any payment of any nature to be made by the Company under the Acquisition Agreement. The Cayman Islands currently have no income, corporate or capital gains tax and no estate duty, inheritance tax or gift tax.

9. The choice of the law of the State of Delaware to govern the Acquisition Agreement will be upheld as a valid choice of law under the laws of the Cayman Islands and the courts of the Cayman Islands would uphold such choice of law in a suit on the Acquisition Agreement brought in the courts of the Cayman Islands, assuming it is so pleaded.

10. The submission in the Acquisition Agreement to submit to the jurisdiction of the courts of the State of Delaware is legal, valid and binding on the Company.

11. Although there is no statutory enforcement in the Cayman Islands of judgments obtained in the State of New York, the courts of the Cayman Islands will recognize and enforce a judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided that such judgment is final and conclusive, for a liquidated sum, not in respect of taxes or a fine or penalty, is not inconsistent with a Cayman Islands judgment in respect of the same matter, and was not obtained in a manner and is not of a kind the enforcement of which is contrary to the public policy of the Cayman Islands. A Cayman Islands court may stay proceedings if concurrent proceedings are being brought elsewhere. A foreign judgment may be final and conclusive even if subject to appeal. However, if appealable, a Cayman Islands court may stay enforcement until such appeal has been heard. A judgment with respect to a debt (including interest) which is lawfully due is not normally of a kind the enforcement of which the Cayman Islands courts would consider to be contrary to the public policy of the Cayman Islands.

12. An original action may be commenced against the Company in the Cayman Islands under the Acquisition Agreement or without first commencing proceedings or obtaining a judgment in the State of New York.

13. Based on our review of the Register of Writs and other Originating Process, there are no actions pending against the Company in the Grand Court of the Cayman Islands on [ ] April, 2001. A search at the Companies Registry in the Cayman Islands would not reveal any order or resolution for the winding up of the Company because under Cayman Islands law the records kept by the Registrar of Companies are not documents of public record. The inquiries referred to above which we have made at the Grand Court of the Cayman Islands have revealed no record of the presentation of any winding up petition in respect of the Company. We assume that there has been no change in this position since the date on which the inquiries were made.

14. There is no exchange control legislation under Cayman Island's law and accordingly there are no exchange control regulations imposed under Cayman Island's law.

15. Neither the Company nor any of its assets is entitled to immunity from service of process, jurisdiction suit or enforcement of a judgement on the ground of sovereignty in the courts of Cayman Islands in respect of proceedings against it in relation to the Acquisition Agreement.

This  opinion  is  subject  to  the  following  qualifications  and limitations:

(1) The term "enforceable" as used above means that the obligations assumed by the Company under the relevant instrument are of a type and nature which the courts of the Cayman Islands enforce. It does not mean that those obligations will necessarily be enforced in all circumstances in accordance with their terms. In particular:

     (a) enforcement may be limited by bankruptcy, insolvency, liquidation, reorganization, readjustment of debts or moratorium or other laws of general application relating to or affecting the rights of creditors;

     (b) enforcement may be limited by general principles of equity - for example, equitable remedies such as specific performance may not be available, inter alia, where damages are considered to be an adequate remedy;

(c) claims may become barred under the statutes of limitation or may be or become subject to defenses of set-off, counterclaim, laches, estoppel and similar defenses;

     (d) where obligations are to be performed in a jurisdiction outside the Cayman Islands, they may not be enforceable in the Cayman Islands to the extent that performance would be illegal under the laws of that jurisdiction;

     (e) provisions, for example, for the payment of additional interest in certain circumstances, may be unenforceable to the extent a court of the Cayman Islands determines such a provision to be a penalty; and

     (f) enforcement may be limited by the principle of forum non conveniens or analogous principles notwithstanding any purported waiver of such principle by any of the parties.

(2) With respect to winding up proceedings, Cayman Islands law may require that all claims or debts of the Company are converted into their functional currency of account at the exchange rate ruling at the date of commencement of the winding up.

(3) A certificate, determination, calculation or designation of any party to the Acquisition Agreement as to any matter provided in the Acquisition Agreement might be held by a Cayman Islands court not to be conclusive, final and binding if, for example, it could be shown to have an unreasonable or arbitrary basis or in the event of manifest error.

(4) Pursuant to the Grand Court Rules, 1995, Order 62, rule 2, the Grand Court of the Cayman Islands will award costs in litigation in accordance with contractual provisions in this regard but we have reservations as to the way this rule of court will apply in practice. While it is clear that the legal fees and expenses incurred before judgment in enforcing a contract can be recovered in accordance with the terms of that contract, it is likely that any legal fees and expenses incurred after judgment will be recoverable, if at all, in accordance with the rules laid down in the Grand Court (Taxation of Costs) Rules, 1995.

(5) We have reservations as to the ability of a party to obtain a judgment for payment of interest at default rates (as against prescribed court rates) after judgment in the courts of the Cayman Islands.

(6) If any provision of a document is held to be illegal, invalid or unenforceable, severance of such provision will be subject to the discretion of the Cayman Islands courts notwithstanding any express contractual provisions in this regard.

(7) In certain circumstances provisions (if any) in the Acquisition Agreement that (i) the election of a particular remedy does not preclude recourse to one or more others, or (ii) delay or failure to exercise a right or remedy will not operate as a waiver of any such right or remedy, may not be enforceable.

(8) A Cayman Islands court may set aside transactions which are not entered into on behalf of a company bona fide and in its interests and where another party to the transaction exhibits the requisite bad faith. In circumstances where the court finds that the directors of a company have acted in breach of their fiduciary duties to the company, the court may find such directors liable in damages for loss sustained by such company or its creditors as a result.

(9) Whilst parties to an agreement may agree inter se that respective rights and obligations take effect "as of" a date prior to the date of execution and delivery, the rights of third parties, to the extent that the same may be available thereunder, only take effect from the date of actual execution and delivery.

(10) Any term of the Acquisition Agreement may be amended orally by the parties thereto notwithstanding provisions to the contrary contained therein.

(11) Based on principles of privity of contract, any indemnity or other provision of the Acquisition Agreement (not being in the form of a deed) which is expressed to be in favor of persons who are not parties to the Acquisition Agreement may not be enforceable by such persons in the absence of a trust in their favor.

(12) The power of the courts in the Cayman Islands to order specific performance of an obligation or to order any other equitable remedy is discretionary, and accordingly, a court in the Cayman Islands might make an award of damages where specific performance of an obligation or any other equitable remedy was sought.

(13) All payments due from the Company under the Acquisition Agreement may be made free and clear of, and without deduction or withholding for or on account of any present taxes imposed, assessed or levied under the laws of the Cayman Islands;

(14) Cayman Islands laws do not prohibit financial assistance (meaning financial assistance given either directly or indirectly by a company or any of its subsidiaries to a person proposing to acquire shares in such company, either prior to or at the time of such acquisition). Accordingly, the Guarantor may provide financial assistance if the Directors of the Guarantor consider, in discharging their duties of care and to act in good faith, for a proper purpose and in the interests of the Guarantor, that such assistance can properly be given. Such assistance should be on an arm's-length basis.

(15) Under the Fraudulent Dispositions Law (1996 Revision) every disposition of property made with an intent to defraud (which means an intention willfully to defeat an obligation owed to another creditor) and at an undervalue shall be voidable at the instance of the creditor thereby prejudiced.

Except as specifically stated herein, we make no comment with respect to the accuracy or completeness of any representations and warranties which may be made by or with respect to the Company in the Acquisition Agreement or otherwise with respect to the commercial terms of the transactions the subject of this opinion.

This opinion, although addressed to you, may be relied upon by your respective legal counsel (but in that capacity only). It may not be relied upon by any other person without our prior written consent.


                                         Yours  faithfully,



                                         MAPLES  AND  CALDER  ASIA

                                 SCHEDULE 4.1(C)

                              ACQUIROR SUBSIDIARIES
                              ---------------------


Name                           Jurisdiction               Ownership
----                           ------------               ---------

Virtual Source, Inc.              Nevada                  100% by Vsource Inc.


OTT Acquisition Corp.           California                100% by Vsource Inc.

                                  SCHEDULE 4.4
                                  ------------


1. The Acquiror will be required to file a Form 8-K with the Commission in connection with this transaction.

                                  SCHEDULE 4.9
                                  ------------


1. eQuest, a software vendor to Acquiror, has claimed that it is owed an additional $61,000 from Acquiror pursuant to an agreement between Acquiror and eQuest. Acquiror contends that the work performed by eQuest pursuant to that agreement was deficient and that it has a right to reimbursement of amounts previously paid to eQuest. Acquiror has offered a mutual release of these claims in settlement of this dispute. eQuest has retained a collection agency, which has contacted Acquiror.

                                  SCHEDULE 4.11
                                  -------------


1. Acquiror expects to incur restructuring costs of approximately $400,000 in the first quarter.

2. Ongoing lease liabilities of approximately $440,000 in total through October 21, 2002.

                                  SCHEDULE 4.12

                              INTELLECTUAL PROPERTY
                              ---------------------


e.   Vsource.net
     ottinc.com